                                                                     EXHIBIT 2.1

                       THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)
IN RE:                               *
                                     *
FRANK'S NURSERY & CRAFTS, INC., ET   *      Case Nos. 01-52415 and 01-52416
Al.,                                 *      (Chapter 11)
                                     *      Jointly Administered
                DEBTORS.             *
                                     *     *     *     *     *     *     *     *
*     *     *     *     *     *



              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION

                               DATED: MAY 7, 2002

                                        WILLKIE FARR & GALLAGHER
                                        787 Seventh Avenue
                                        New York, NY 10019
                                        (212) 728-8000

                                        WHITEFORD, TAYLOR & PRESTON L.L.P.
                                        Seven Saint Paul Street, Suite 1400
                                        Baltimore, Maryland 21202
                                        (410) 347-8700

                                        Co-Counsel for the Debtors,
                                        Frank's Nursery & Crafts, Inc. et al.

                                TABLE OF CONTENTS

ARTICLE I.             DEFINITIONS ................................................1
ARTICLE II.            CLASSIFICATION OF CLAIMS AND INTERESTS .....................7
ARTICLE III.           TREATMENT OF CLAIMS AND INTERESTS ..........................8
ARTICLE IV.            MEANS OF IMPLEMENTATION OF THE PLAN .......................12
ARTICLE V.             TREATMENT OF CLAIMS AND DISTRIBUTIONS UNDER
                       PLAN ......................................................15
ARTICLE VI.            EXECUTORY CONTRACTS AND UNEXPIRED LEASES ..................19
ARTICLE VII.           DISCHARGE, RELEASE, INDEMNIFICATION,
                       ABANDONMENT, AND SETTLEMENT OF CLAIMS .....................20
ARTICLE VIII.          CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE .............22
ARTICLE IX.            ADMINISTRATIVE PROVISIONS .................................23

Schedule 1.52           New Stock Option Plan
Schedule 3.01(d)        Administrative Reclamation Claims
Schedule 3.03           Resolution of Allowed Amounts for Class 3 (Mortgagee) Claims
Schedule 3.04           Resolution of Allowed Amounts for Class 4 (Other Secured) Claims
Schedule 4.05(a)        Real Estate Facility Commitment Letter
Schedule 4.05(b)        Inventory & Receivables Facility Commitment Letter
Schedule 6.02           Schedule of Executory Contracts and Unexpired Leases Assumed Under
                        the Plan and Related Cure Amounts

                       THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Baltimore Division)

IN RE:                               *

FRANK'S NURSERY & CRAFTS, INC., ET   *     Case Nos. 01-52415 and 01-52416
AL.,                                       (Chapter 11)
                                     *     Jointly Administered
                DEBTORS.
                                     *     *     *     *     *     *     *     *
*     *     *     *     *     *

              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION

         Frank's Nursery & Crafts, Inc. and FNC Holdings, Inc., as debtors and debtors in possession, in their procedurally consolidated chapter 11 cases, hereby propose this Debtors' Second Amended Joint Plan of Reorganization:

                                   ARTICLE I.

                                   DEFINITIONS

         As used in the Plan, the following terms have the respective meanings specified below (such meaning to be equally applicable to both the singular and the plural, and masculine and feminine forms of the terms defined):

         1.01. "Administrative Claim" means an unsecured Claim for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code.

         1.02. "Administrative Reclamation Claim" means that portion of a reclamation Claim eligible for Administrative Claim status pursuant to section 546(c) of the Bankruptcy Code.

         1.03. "Allowed Claim" means a Claim: (a) either (i) proof of which has been timely filed with the Bankruptcy Court or has been deemed timely filed by a Final Order; or (ii) if not so filed, scheduled by a Debtor other than as disputed, contingent or unliquidated; and (b) allowed by a Final Order, by this Plan, or because no party in interest timely has filed an objection, filed a motion to equitably subordinate, or otherwise sought to limit recovery on such Claim. An Allowed Claim shall not include interest accruing after the Petition Date on the amount of any Claim except as expressly provided herein.

         1.04. "Allowed [Class Designation/Type] Claim" means an Allowed Claim in a specified class or of a specified type.

         1.05. "Ascribed Value" means an ascribed value of $1.15 per share of New Common Stock, representing $23 million divided by the 20 million shares of New Common Stock to be issued to Class 7 under the Plan.

         1.06. "Avoidance Action" means an action of the Debtors pursuant to sections 544, 545, 547, 548, 549, 550, or 553 of the Bankruptcy Code.

         1.07. "Bankruptcy Code" means sections 101, et seq. of title 11 of the United States Code, as now in effect or hereafter amended.

         1.08. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Maryland or any other court or adjunct thereof exercising competent jurisdiction.

         1.09. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases.

         1.10. "Bar Date" means the date established by the Bankruptcy Court as the last date for filing proofs of pre-Petition Date Claims against the Debtors.

         1.11. "Business Day" means any day other than Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

         1.12. "Cash" means cash and cash equivalents, including but not limited to bank deposits, checks, and other similar items.

         1.13. "Chapter 11 Cases" means, collectively, the cases under chapter 11 of the Bankruptcy Code concerning the Debtors, entitled Frank's Nursery & Crafts, et al., Case Nos. 01-52415 and 01-52416 (Jointly Administered).

         1.14. "Claim" means a claim against the Debtors, as such term is defined in section 101(5) of the Bankruptcy Code.

         1.15. "Class" means a group of Claims or Interests as classified under this Plan.

         1.16. "Committee" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the United States Trustee and reconstituted from time to time.

         1.17. "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Bankruptcy Court's docket.

         1.18. "Confirmation Hearing" means the hearing pursuant to which the Bankruptcy Court enters the Confirmation Order.

         1.19. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         1.20. "Creditor" means a Person that holds a Claim against a Debtor.

         1.21. "Debtors" means, unless otherwise indicated, Frank's and FNC (Each of the Debtors is individually referred to herein as a "Debtor.")

         1.22. "DIP Facility" means that certain Loan and Security Agreement, dated February 19, 2001, and the related loan, financing, security agreements and mortgages and fee letter by and among the Debtors, Wells Fargo, and the DIP Lenders, as may be amended from time to time.

         1.23. "DIP Lenders" means the syndicate of financial institutions defined as the "Lenders" in the DIP Facility.

         1.24. "DIP Lender Claims" mean the Claims of Wells Fargo, as agent for the DIP Lenders, under the DIP Facility.

         1.25. "Disclosure Statement" means the disclosure statement respecting the Plan approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

         1.26. "Disputed Claim" means a Claim (or portion thereof) as to which either: (a) an objection has been timely filed, and such objection has not been:
(x) withdrawn, (y) overruled or denied in whole by a Final Order; (b) before the deadline for an objection to the Claim to be filed, the amount of the Claim specified in the applicable proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtors in the Schedules as being neither disputed nor contingent or no such amount is scheduled as being neither disputed nor contingent; (c) there is a dispute as to classification of the Claim; or (d) the Claim is unliquidated.

         1.27. "Distribution" means the distribution in accordance with this Plan of Cash or other property, as the case may be.

         1.28. "Distribution Address" means the last known address of a Creditor, whether derived from the Schedules, a proof of claim filed with the Court or other written notification to the Debtors as to where a distribution under a Plan is to be sent.

         1.29. "Distribution Date" means any date that is: (a) the Initial Distribution Date; (b) any Interim Distribution Date; or (c) the Final Distribution Date.

         1.30. "Effective Date" means a date to be determined by the Debtors that will be no later than 30 days after the later of: (a) the date each of the conditions to the Effective Date has been satisfied or waived, provided no stay of the Confirmation Order is then in effect; or (b) the date any stay of the Confirmation Order is vacated or any appeal, rehearing, remand, or petition for certiorari regarding the Confirmation Order is resolved by Final Order in a manner that does not reverse or materially modify the Confirmation Order.

         1.31. "Executory Contract" means any executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code in effect between a Debtor and other Person as of the Petition Date.

         1.32. "Exit Facilities" means two post-Effective Date borrowing facilities for Reorganized Frank's to be in an original aggregate principal amount of $80 million, consisting of a $30 million facility to be secured by real estate and a $50 million facility to be secured by inventory and receivables.

         1.33. "Face Amount" means respecting a Claim: (i) if the holder of such Claim has not filed a proof of Claim by the applicable bar date and there is no Final Order fixing such Claim, the amount of such Claim that is listed in the Schedules as undisputed, noncontingent and liquidated or, if no amount is listed, zero ($0) dollars; (ii) if the holder of such Claim has filed a proof of Claim by the applicable bar date, the liquidated amount as stated in such proof of Claim, or, if no liquidated amount is listed, then zero ($0) dollars unless such amount is allowed or estimated by Final Order; (iii) an amount fixed or estimated by a Final Order; or (iv) in all other cases, zero ($0) dollars.

         1.34. "Final Distribution Date" means:

         (a) with respect to each Claim that is not a Class 7 Claim as well as Class 7 Claims subject to the Lump Sum Election, the first Business Day twenty
(20) days (or such longer period as may be reasonably determined by Reorganized Frank's) after the later of: (i) the Effective Date; and (ii) the date that such Claim becomes an Allowed Claim; and

         (b) with respect to Class 7 Claims, the first Business Day twenty (20) days (or such longer period as may be reasonably determined by Reorganized Frank's) after the date on which all Disputed Claims in Class 7 have been resolved by Final Order.

         1.35. "Final Order" means an order or judgment, as entered on the docket of the applicable court, that has not been reversed, modified or amended, is not stayed, and as to which the time to appeal from or to seek review or rehearing or petition for certiorari of has expired without an appeal or application for review or rehearing or petition having been filed.

         1.36. "FNC" means FNC Holdings, Inc., one of the Debtors.

         1.37. "Frank's" means Frank's Nursery & Crafts, Inc., one of the
Debtors.

         1.38. "General Unsecured Claim" means any Claim against the Debtors, other than a DIP Lender Claim, Mortgagee Claim, Secured Claim, Administrative Claim, Priority Claim, or Priority Tax Claim.

         1.39. "Impaired" means any Claim that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.40. "Indenture" means the Old Senior Subordinated Notes Indenture.

         1.41. "Indenture Trustee" means Bankers Trust Company or its successor, as trustee under the Indenture.

         1.42. "Initial Distribution Date" means, with respect to Allowed Claims in Class 7, the first Business Day twenty (20) days after the Effective Date, or such longer period as may be reasonably determined by Reorganized Frank's, but in no event later than one-hundred- eighty (180) days after the Effective Date.

         1.43. "Interest" means an equity interest in FNC.

         1.44. "Interim Distribution Date" means any date after the Initial Distribution Date on which Reorganized Frank's determines, in its sole discretion, that an interim distribution should be made to Class 7 in light of, inter alia, reductions in Disputed Claims and the administrative costs of such distribution.

         1.45. "Kimco" means Kimco Realty Corporation or any subsidiary, affiliate, or designee.

         1.46. "Lien" means any conveyance in trust, assignment or pledge of, mortgage or lien on, security interest in, or charge or encumbrance of any kind against, any property of any Debtor.

         1.47. "Lump Sum Election" means the alternative for Class 7 Creditors under section 3.07 hereof to receive a single lump sum cash distribution instead of distributions of New Common Stock under the Plan.

         1.48. "Mortgagee Claims" means the respective Claims of the parties listed on Schedule 3.03 hereto, as and to the extent secured by valid Liens against real property of the Debtors.

         1.49. "Mortgagee Loan Documents" means the respective agreements and instruments creating or evidencing the Mortgagee Claims.

         1.50. "Mortgagees" means the respective holders of Mortgagee Claims (each individually referred to as a "Mortgagee").

         1.51. "New Common Stock" means the shares of authorized common stock of Reorganized Frank's to be issued under the Plan.

         1.52. "New Stock Option Plan" means a stock option plan, in substantially the form annexed as Schedule 1.52 hereto, providing for the issuance to management of options to purchase certain shares of New Common Stock.

         1.53. "Old Senior Subordinated Notes" means the 10_% Senior Subordinated Notes due 2008, issued by Frank's.

         1.54. "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, or a government or any subdivision thereof, or any other entity.

         1.55. "Petition Date" respecting each Debtor means February 19, 2001, the date on which the Chapter 11 Cases were commenced.

         1.56. "Plan" means this plan under chapter 11 of the Bankruptcy Code (including all schedules annexed hereto), as the same may be altered, amended, or modified from time to time (after the Confirmation Date, such amendments or modifications being effective only if approved by order of the Bankruptcy Court).

         1.57. "Priority Claim" means any Claim to the extent entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code, other than an Administrative Claim, or Priority Tax Claim.

         1.58. "Priority Tax Claim" means any Claim to the extent entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

         1.59. "Ratable Share" means a number (expressed as a percentage), calculated as of the date ten (10) Business Days (or such other fixed period reasonably determined by Reorganized Frank's) prior to each Distribution Date equal to the proportion that an Allowed Claim in a Class bears to the aggregate amount of Allowed Claims in such Class as of the date of determination. Solely for the purpose of calculating the amount to be distributed to holders of Allowed Claims in Class 7 and reserved for the holders of Disputed Claims on a Distribution Date, Reorganized Frank's shall treat each Disputed Class 7 Claim as an Allowed Claim in the Face Amount of such Disputed Claim, unless otherwise ordered by the Bankruptcy Court.

         1.60. "Record Date" means the date established in the Confirmation Order for determining the identity of holders of Allowed Claims and Interests entitled to Distributions under the Plan.

         1.61. "Rejection Claim" means the Claim, if any, of parties other than any of the Debtors to executory contracts or unexpired leases with any of the Debtors that are rejected or deemed rejected pursuant to a Final Order.

         1.62. "Reorganized Frank's" means the Debtors on and after the Effective Date.

         1.63. "Schedules" means the schedules, as amended from time to time, of assets and liabilities filed by the Debtors with the Bankruptcy Court in accordance with sections 521 and 1106(a)(2) of the Bankruptcy Code.

         1.64. "Secured Claim" means any Claim to the extent such claim constitutes a secured Claim pursuant to section 506 or 1111(b) of the Bankruptcy Code.

         1.65. "Securities Act" means the Securities Act of 1933, as amended.

         1.66. "Settling Mortgagees" means those Mortgagees with whom the Debtors have entered into settlements regarding treatment of their Mortgagee Claims under the Plan, in exchange for which such Settling Mortgagees have agreed to withdraw their respective objections to the Plan and to have their Claims deemed to have been voted in favor of the Plan.

         1.67. "Unclaimed Property" means any Cash or other distributable property unclaimed on or after the Effective Date or the date on which an additional Distribution would have been made in respect of a Claim. Unclaimed Property shall include: (a) checks (and the funds represented thereby) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no Distribution Address to mail or deliver such property was available, notwithstanding efforts by the Debtors to locate such address which were commercially reasonable under the circumstances.

         1.68. "Wells Fargo" means Wells Fargo Retail Finance, LLC, as agent for the DIP Lenders.

                                   ARTICLE II.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         For purposes of the Plan, Claims are classified as follows:

         2.01. "Class 1 Claims" shall consist of all Administrative Claims against the Debtors.

         2.02. "Class 2 Claims" shall consist of the claims of the DIP Lenders under the DIP Facility.

         2.03. "Class 3 Claims" shall consist of the Mortgagee Claims, with each such Claim secured by different collateral to be deemed a separate subclass.

         2.04. "Class 4 Claims" shall consist of all Secured Claims against the Debtors that are not Class 2 Claims or Class 3 Claims.

         2.05. "Class 5 Claims" shall consist of all Priority Tax Claims against the Debtors.

         2.06. "Class 6 Claims" shall consist of all Priority Claims against the Debtors that are not Priority Tax Claims.

         2.07. "Class 7 Claims" shall consist of all General Unsecured Claims.

         2.08. "Class 8 Interests" shall consist of all Interests.

         2.09. Elimination of Classes. Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily Allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for purpose of voting on acceptance or rejection of the Plan of any such Class under section 1129(a)(8) of the Bankruptcy Code.

                                  ARTICLE III.

                        TREATMENT OF CLAIMS AND INTERESTS

         Each Allowed Claim or Interest shall receive the treatment specified below for the applicable Class in full settlement of all rights of the holder of such Allowed Claim or Interest; provided, however, that the holder of such Claim or Interest may agree to and receive less favorable treatment.

         3.01. Class 1 - Administrative Claims. Class 1 is not Impaired.

         (a) Professionals whose compensation is subject to approval of the Bankruptcy Court shall be paid in Cash in the amounts awarded to such professionals by order of the Bankruptcy Court as soon as practicable after such order is entered.

         (b) Other Administrative Claims (except for ordinary course claims) shall be paid in Cash in full on the later of the Effective Date and the date such Claims become Allowed Claims.

         (c) Ordinary course Administrative Claims will be paid in accordance with the terms and conditions of the particular transaction giving rise to such liabilities.

         (d) Schedule 3.01(d) hereto sets forth the holders of valid Administrative Reclamation Claims against the Debtors and the respective amounts of such Claims. These Administrative Reclamation Claims shall be treated as Administrative Claims under the Plan. No other purported reclamation Claim shall be afforded such treatment unless an Order allowing such claim as an Administrative Reclamation Claim is entered by the Court on or prior to the Confirmation Date. If no such Order is entered, then the purported Claim shall remain in the Class, if any, that it otherwise would belong in the absence of any asserted priority under section 546(c) of the Bankruptcy Code.

         3.02. Class 2 - DIP Lender Claims. Class 2 is not Impaired. All claims of the DIP Lenders under the DIP Facility shall be Allowed and shall be paid in full, in Cash on the Effective Date; provided, however, that, any claims under the DIP Facility that do not arise until after the Effective Date shall be paid in full in Cash by Reorganized Frank's as soon as practicable after such Claims become Allowed. Without limiting the foregoing, once payments to be made on the Effective Date have been made, the DIP Facility and any agreements or instruments related thereto shall be deemed terminated and the DIP Lenders shall take all reasonable action to confirm the removal of any liens on the properties of the Debtors and their affiliates. On the Effective Date, any outstanding letters of credit issued under the DIP Facility shall be either cash collateralized, replaced or secured by letters of credit issued under the Exit Facility.

         3.03. Class 3 - Mortgagee Claims. Class 3 is Impaired. For the purposes of the treatment afforded the Mortgagees under the Plan (other than the Settling Mortgagees), the Claims set forth on Schedule 3.03 shall each be deemed fully secured and, accordingly, to accurately represent the amount of each Mortgagee Claim as of May 19, 2002. Each separate Mortgagee Claim listed on Schedule 3.03 shall be a separate subclass for voting purposes under the Plan. Each Mortgagee Claim shall be reinstated, pursuant to the following terms and conditions:

           (a) Amount. Principal plus: (i) accrued unpaid interest at the non-default rate through the Confirmation Date; (ii) the actual, documented, out-of-pocket costs reasonably incurred by the applicable Mortgagee as a result of a need (because no other funds were available) to borrow funds to make interest payments due under an indenture or other agreement, which borrowing would not have been necessary but for the Debtors' failure to make timely payments of interest under the applicable loan documents; and (iii) the actual, documented, reasonably incurred costs and attorneys' fees otherwise payable under the applicable loan documents, in an amount not to exceed $25,000 for each subclass under the Plan.

         (b) Term. 10 years from the Effective Date.

         (c) Interest Rate. 6.25% per annum, payable monthly in arrears; provided, however, that interest accrued after the Confirmation Date but before the Effective Date shall not be due until the end of the calendar month in which the Effective Date occurs.

         (d) Amortization. 20 years, payable monthly in arrears.

         (e) Prepayment. The Claim shall be prepayable without penalty or premium in whole or in part at any time prior to maturity with at least thirty
(30) days advance notice.

         (f) Escrows/Reserves. To the extent that a balance remains in any tax or insurance escrows or any other escrows or reserves otherwise required to be maintained pursuant to the relevant Mortgagee Loan Documents, the amount in such escrows and/or reserves shall be applied to the first payments due under the Plan to the applicable Mortgagee and Reorganized Frank's no longer shall be required to maintain such escrows or reserves.

         (g) Any guarantees by or joint obligations of the Debtors in respect of the Mortgagee Claims pursuant to the Mortgagee Loan Documents shall be subject to the substantive consolidation effected by Section 4.01 of this Plan and, accordingly, shall merge into a single Claim against Reorganized Frank's.

         (h) Any representations, warranties, or covenants relating to the financial condition, capitalization, or operations of the Debtors contained in the Mortgagee Loan Documents shall be of no force or effect.

         (i) As a condition to the receipt of any payments by the Mortgagees on account of the Mortgagee Claims pursuant to this Plan, the Mortgagees shall be required to execute any agreements, amendments or supplements or to supply such information as is reasonably necessary or appropriate to evidence the modifications to the Mortgagee Loan Documents effected by this Plan or to determine the amounts in any escrow or reserve funds required to be maintained pursuant to the relevant Mortgagee Loan Documents.

         (j) Except as modified pursuant to this Plan, the terms and conditions of the Loan Documents shall continue to govern the parties' obligations thereunder.

         (k) Notwithstanding the foregoing, the treatment of the Class 3 Claims of the Settling Mortgagees shall be as set forth in the applicable term sheets annexed hereto as Exhibits 3.03(k)-1 through 3.03(k)-6, respectively. Except as modified by such term sheets, all other provisions of this Plan shall remain fully effective as to the Settling Mortgagees.

         3.04. Class 4 - All Other Secured Claims. Class 4 is not Impaired.

         (a) Election of Alternative Treatments. At the election of Reorganized Frank's, on or before the later of the Effective Date and ten (10) Business Days after the date on which a Class 4 Claim becomes an Allowed Claim, such Claim shall be paid in full by either:

                  (1) reinstating the Claim, that is, leaving unaltered the legal, equitable, and contractual rights respecting such Claim in accordance with section 1124 of the Bankruptcy Code, including: (A) curing all pre- and postpetition defaults other than defaults relating to the insolvency or financial condition of the relevant Debtor or its status as a debtor under the Bankruptcy Code; and (B) reinstating the maturity date of the Claim;

                  (2) paying such Claim in full, in Cash, in an amount equal to such Allowed Class 4 Claim on the Effective Date or as soon as reasonably practicable thereafter; or

                  (3) transferring title to the property securing such Allowed Class 4 Claim to the holder of such Claim. Within thirty (30) days after mailing by the Debtors or Reorganized Frank's of notice of the election of this option (iii), the holder of an Allowed Class 4 Claim shall be entitled to amend in writing of file a proof of claim for any unsecured deficiency Claim respecting such Claim (to the extent such holder has recourse to a Debtor respecting such Class 4 Claim, and provided the holder has timely filed a proof of claim respecting such Class 4 Claim or whose Class 4 Claim was listed in the Schedules as nondisputed, noncontingent, and liquidated). To the extent, if any, allowed, such deficiency claim shall be treated in Class 7.

         (b) Resolution of Allowed Amounts. Schedule 3.04 to this Plan lists:
(i) each Class 4 Claim; (ii) the amount in which each such Claim is proposed to be allowed; and (iii) the additional cure amount, if any, proposed to be paid if the Claim is to be reinstated. If prior to the Confirmation Date or such other date as the Bankruptcy Court may fix, a holder of a Class 4 Claim fails to file with the Bankruptcy Court and serve on the attorneys for the Debtors an objection to the amount(s) set forth in such Schedule 3.04 respecting such Claim, then such holder shall be forever barred from asserting any Claims against the Debtors exceeding the proposed Allowed amount of such Claim, and Reorganized Frank's shall be entitled to rely upon such amount(s) in selecting the treatment for the Claim under this section. If a timely objection to the amounts listed on Schedule 3.04 to the Plan is served and filed by a holder of a Class 4 Claim, then such holder's Claim shall be deemed to be a Disputed Claim to be resolved in accordance with the Plan.

         3.05. Class 5 - Priority Tax Claims. Class 5 is not Impaired. On the later of the Effective Date or as soon as reasonably practicable thereafter and ten (10) Business Days after the date on which a Class 5 Claim becomes an Allowed Claim, such Claim shall be paid in full, in Cash; provided, however, that the Debtors shall have the option, exercisable prior to the Effective Date, to pay any Priority Tax Claim over a period not longer than six (6) years from the date of assessment of the applicable tax, with interest on the unpaid portion payable annually in arrears at the rate of interest ordered by the Bankruptcy Court (or agreed to by the holder of the Claim and the Debtors).

         3.06. Class 6 - All Other Priority Claims. Class 6 is not Impaired. On the later of the Effective Date or as soon as reasonably practicable thereafter and ten (10) Business Days after the date on which a Class 6 Claim becomes an Allowed Claim, such Claim shall be paid in full, in Cash.

         3.07. Class 7 - General Unsecured Claims. Class 7 is Impaired.

         (a) Distributions. On the later of: (i) the Initial Distribution Date; and (ii) ten (10) Business Days after the date on which a Class 7 Claim becomes an Allowed Claim, each holder of an Allowed Class 7 Claim shall receive its Ratable Share of 20 million shares of the New Common Stock; provided, however, that Allowed Class 7 Claims subject to the Lump Sum Election shall instead receive the applicable cash payment on such date.

         (b) Lump Sum Cash Payment Election. Subject to the occurrence of the Effective Date, each holder of a Class 7 Claim may elect, on such holder's ballot for voting on the Plan, to receive a single lump sum cash payment of 10(cent) per dollar of Allowed Claim in lieu of New Common Stock and in full satisfaction of any and all distributions to be made under the Plan for such Class 7 Claim. The Lump Sum Election shall apply to such holder's entire Class 7 Claim. Each holder of an Allowed Class 7 Claim of $10,000 or less that is not an Old Senior Subordinated Notes Claim shall be deemed to have made the Lump Sum Election.

         (c) Funding of Lump Sum Election Payments. Payments made to satisfy Claims subject to the Lump Sum Election shall be funded by Kimco, in an amount of up to $5 million (or such higher amount as Kimco may elect in writing at least 10 days prior to the Effective Date in Kimco's sole and absolute discretion), less any amount paid to purchase shares of New Common Stock from the Indenture Trustee pursuant to section 5.01(c) hereof. On or before the Effective Date, Kimco shall post a $5 million letter of credit to secure its obligation to fund the Lump Sum Election. In the alternative, at Kimco's option, Kimco may deposit $5 million into an escrow account to fund distributions on Claims subject to the Lump Sum Election. To the extent such amount is not sufficient to satisfy all Allowed Class 7 Claims subject to the election, all such Allowed Claims shall be satisfied through the Lump Sum Election in the order of lowest to highest amount, with the lowest amount being paid first. The New Common Stock allocable to any Claim subject to the Lump Sum Election shall be delivered to Kimco, as the funder of such payments. If a holder of a disputed Class 7 Claim makes, or is deemed to have made, the Lump Sum Election, then the lump sum payment allocable to such entire Claim shall be held in the escrow pending resolution of such Claim, with any such reserve allocable to the ultimately disallowed portion of such Claim to be made available to other Allowed Claims subject to the Lump Sum Election. To the extent, if any, the $5 million deposited in escrow to fund the Lump Sum Elections is not exhausted, such funds shall be returned to Kimco. All interest accrued in the escrow account shall be paid to Reorganized Frank's at the end of each month.

         (d) Subordinated Claims. Any Claim subordinated as provided in sections 510(b) or (c) of the Bankruptcy Code or otherwise to Class 7 Claims shall be provisionally in Class 7 but receive no distributions therefrom.

         3.08. Class 8 - Interests. Class 8 is impaired. On the Initial Distribution Date, each holder of a Class 8 Interest shall receive its Ratable Share of four-year warrants representing the right to purchase 913,044 shares of New Common Stock, at a price of $1.38 per share.

                                   ARTICLE IV.

                       MEANS OF IMPLEMENTATION OF THE PLAN

         4.01. Substantive Consolidation. On the Effective Date, for the purposes of the Chapter 11 Cases both Debtors shall be merged into Frank's to become Reorganized Frank's, and the assets and liabilities of each Debtor shall, as a result, become assets and liabilities of Reorganized Frank's alone. The Plan contemplates and is predicated upon the substantive consolidation of both Debtors into Reorganized Frank's solely for purposes of the Chapter 11 Cases and all actions respecting confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by a Final Order of the Court, but subject to the occurrence of the Effective Date: (i) all Claims between the Debtors shall be eliminated; (ii) all assets and liabilities of the Debtors shall be merged or treated as though they were merged and vest in Reorganized Frank's (such liabilities to be satisfied in accordance with and subject to the terms of the Plan); (iii) all cross-corporate guaranties of the Debtors shall be eliminated and any obligation of any Debtor and all guaranties thereof executed by one or both Debtors shall be deemed to be a single obligation of the consolidated Debtors; (iv) any Claims filed or to be filed in connection with any such obligation or such guaranties shall be deemed one Claim against the consolidated Debtors; and (vi) each and every Claim filed or to be filed in the individual Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors and shall be deemed joint and several obligations of both Debtors.

         4.02. Non-voting Stock. The certificate of incorporation and by-laws of Reorganized Frank's shall, inter alia, prohibit the issuance of nonvoting stock to the extent required by section 1123(a) of the Bankruptcy Code.

         4.03. Exemption From Securities Laws. The Confirmation Order will provide that the offer and sale of the New Common Stock that is issued pursuant to the Plan is exempt from registration pursuant to section 1145(a) of the Bankruptcy Code and that such New Common Stock may be resold by the Holders thereof without restriction, except to the extent that any such holder is deemed to be an "underwriter" as defined in section 1145(b)(1) of the Bankruptcy Code with respect to the New Common Stock.

         4.04. Listing of New Common Stock. Reorganized Frank's shall use commercially reasonable efforts to cause the shares of the New Common Stock to be listed on a national securities exchange or qualifying interdealer quotation system. Reorganized Frank's will be a public reporting company under the Securities Exchange Act of 1934 and will file periodic and current reports as required thereunder.

         4.05. Exit Financing. On or before the Effective Date, the Debtors shall have obtained the Exit Facilities.

         (a) Real Estate Exit Facility. The real estate Exit Facility shall be substantially on the terms and conditions set forth in the commitment letter annexed as Schedule 4.05(a) hereto.

         (b) Receivables and Inventory Exit Facility. The receivables and inventory Exit Facility shall be substantially on the terms and conditions set forth in the commitment letter annexed as Schedule 4.05(b) hereto.

         4.06. New Stock Option Plan. On the Effective Date, Reorganized Frank's shall adopt and implement the New Stock Option Plan without the need for any further corporate action in connection therewith.

         4.07. Corporate Authorization.

         (a) Certificate of Incorporation and Bylaws.

         (i) The certificate of incorporation and by-laws of Reorganized Frank's shall be amended and restated in a manner as is mutually acceptable to the Debtors and the Committee.

         (ii) Within sixty (60) days after the Effective Date, Reorganized Frank's shall file such documents and take such other actions as are necessary and appropriate to cause Reorganized Frank's to be reincorporated in the State of Delaware. Such actions may include, among other things: (a) the creation of a new Delaware corporation ("Newco"); (b) the merger of Frank's into FNC ("Merged FNC"); and (c) the further merger of Merged FNC into Newco. No separate shareholder approval shall be required to effectuate any of the foregoing.

         (b) Governance Action. Any action under the Plan to be taken by or required of Reorganized Frank's, including, without limitation, the adoption or amendment of the certificate of incorporation and by-laws, issuance of securities and instruments, and the mergers of the Debtors into Reorganized Frank's, shall be authorized and approved in all respects, without any requirement of further action by the board of managers of any of the Debtors or Reorganized Frank's.

         (c) Effectuating Documents and Further Transactions. Each Debtor and, subsequently, Reorganized Frank's shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

         4.08. Post-Effective Date Management of Reorganized Frank's.

         (a) On the Effective Date, the Board of Directors of Reorganized Frank's shall consist of five (5) members, including Reorganized Frank's Chief Executive Officer and four additional members to be selected by the Committee.

         (b) Except as otherwise provided herein, the members of the existing Board of Directors of FNC and Frank's shall have no continuing obligations to Reorganized Frank's on or after the Effective Date.

         4.09. Debtors' Retention of Causes of Action. On the Effective Date, the Debtors' rights in respect of existing and potential Avoidance Actions shall be preserved and become property of Reorganized Frank's. On the Effective Date, Reorganized Franks shall be deemed the representative of the Debtors' estates under section 1123(b) of the Bankruptcy Code and will be authorized and shall have the power to commence and prosecute any and all causes of action that could have been asserted by either of the Debtors. ALL AVOIDANCE ACTIONS SHALL SURVIVE CONFIRMATION AND THE COMMENCEMENT OR PROSECUTION OF AVOIDANCE ACTIONS SHALL NOT BE BARRED OR LIMITED BY ANY ESTOPPEL, WHETHER JUDICIAL, EQUITABLE, OR OTHERWISE.

         4.10. Release.

         (a) The following release shall be valid, binding, and enforceable and shall supplement any benefits from sections 524 and 1141 of the Bankruptcy Code to the Debtors or Reorganized Frank's and to other parties involved in these Chapter 11 Cases:

         AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE: NONE OF: (i) THE DEBTORS AND REORGANIZED FRANK'S AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS; (ii) AFFILIATES OF THE DEBTORS AND SUCH AFFILIATES' SUCCESSORS AND ASSIGNS; (iii) THE DEBTORS' PRESENT DIRECTORS AND OFFICERS; (iv) THE DEBTORS' FORMER DIRECTORS AND OFFICERS WHO HELD SUCH POSITION WITH ANY OF THE DEBTORS AS OF OR SINCE THE PETITION DATE; (v) AGENTS, ATTORNEYS, ADVISORS, FINANCIAL ADVISORS, AND INVESTMENT BANKERS OF THE DEBTORS AND THEIR AFFILIATES; AND (vi) ANY PERSON CLAIMED TO BE LIABLE DERIVATIVELY THROUGH AND OF THE FOREGOING, SHALL HAVE OR INCUR ANY LIABILITY TO ANY PERSON FOR ANY CLAIM, OBLIGATION, RIGHT, CAUSE OF ACTION OR LIABILITY (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS ARISING OUT OF ANY ALLEGED FIDUCIARY OR OTHER DUTY AND THE AVOIDANCE OF PREFERENCES OR FRAUDULENT CONVEYANCES) WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, BASED ON WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION OR OCCURRENCE FROM THE BEGINNING OF TIME THROUGH THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS; AND ALL CLAIMS BASED UPON OR ARISING OUT OF SUCH ACTIONS OR OMISSIONS SHALL BE FOREVER WAIVED AND RELEASED; PROVIDED, HOWEVER, THAT THIS SECTION SHALL HAVE NO EFFECT ON

THE LIABILITY OF ANY PERSON THAT OTHERWISE WOULD RESULT FROM ANY ACTION OR OMISSION TO THE EXTENT THAT SUCH ACTION OR OMISSION IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT; PROVIDED FURTHER, HOWEVER, THAT NOTWITHSTANDING THE RELEASE PROVIDED HEREBY, ANY CLAIM ASSERTED AGAINST REORGANIZED FRANK'S PURSUANT TO SECTION 7.04 HEREOF SHALL REMAIN SUBJECT TO ANY RIGHT OF SET-OFF THAT WOULD OTHERWISE BE AVAILABLE TO ANY OF THE DEBTORS OR REORGANIZED FRANK'S IN THE ABSENCE OF ANY SUCH RELEASE.

         THE RELEASE DESCRIBED ABOVE SHALL BE ENFORCEABLE AS A MATTER OF CONTRACT AGAINST ANY HOLDER OF A CLAIM OR INTEREST TIMELY NOTIFIED OF THE PROVISIONS OF THE PLAN. CREDITORS AND INTEREST HOLDERS OF THE DEBTORS SHALL BE ENJOINED FROM COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS OR ACT TO COLLECT, OFFSET OR RECOVER ANY CLAIM THAT IS RELEASED AS PROVIDED HEREIN.

                                   ARTICLE V.

                TREATMENT OF CLAIMS AND DISTRIBUTIONS UNDER PLAN

         5.01. Distributions to Holders of Old Senior Subordinated Notes Claims.

         (a) All Distributions on account of Old Senior Subordinated Notes Claims shall be made to the Indenture Trustee for further distribution to individual holders of Old Senior Subordinated Notes Claims. Any such distribution made by the Indenture Trustee shall be made pursuant to the Indenture. Notwithstanding any provision in the Plan to the contrary, the Indenture shall continue in effect to the extent necessary to allow the Indenture Trustee to receive and make distributions pursuant to the Plan on account of Old Senior Subordinated Notes Claims. Any actions taken by the Indenture Trustee on or after the Effective Date that are not for this purpose shall be null and void as against Reorganized Frank's, and Reorganized Frank's shall have no obligations to the Indenture Trustee for any fees, costs or expenses incurred in connection with any such actions.

         (b) As of the close of business on the Record Date, the transfer ledgers for the Old Senior Subordinated Notes shall be closed, and there shall be no further changes in the record holders of any Old Senior Subordinated Notes. Reorganized Frank's and the Indenture Trustee shall have no obligation to recognize any transfer of Old Senior Subordinated Notes occurring on or after the Record Date. Reorganized Frank's and the Indenture Trustee shall instead be entitled to recognize and treat with for all purposes hereunder only with those holders listed on the transfer ledgers of the Indenture Trustee as of the close of business on the Record Date.

         (c) Nothing in this Plan shall either enhance or impair any right of the Indenture Trustee to enforce a charging lien against the New Common Stock for amounts due to the Indenture Trustee under the Indenture. To the extent of any such lien, the Indenture Trustee may tender such New Common Stock as necessary to satisfy such lien to Kimco, which shall purchase such shares at their Ascribed Value.

         5.02. Distributions to Holders of Other Claims and Interests.

         (a) On the Initial Distribution Date or as soon as reasonably practicable thereafter, Reorganized Frank's shall distribute the New Common Stock allocable to Allowed Claims held by members of Classes 7. For the purpose of calculating the amount of New Common Stock to be distributed to holders of Allowed Claims in Class 7 on the Initial Distribution Date (or to the Indenture Trustee for further distribution to holders of Allowed Claims in Class 7, as applicable) all Disputed Claims in Class 7 will be treated as though such Claims will be Allowed Claims in the amounts asserted or as estimated by the Court pursuant to section 502(c) of the Bankruptcy Code, as applicable.

         (b) Upon any Interim Distribution Date, Reorganized Frank's may make interim Distributions of New Common Stock to Class 7 in light of resolutions of Disputed Claims since the date of the immediately prior Distribution.

         (c) On the Final Distribution Date or as soon as reasonably practicable thereafter, Reorganized Frank's shall make the balance of all Distributions required under the Plan.

         (d) Reorganized Frank's may employ or contract with other entities to assist it in making the Distributions required by the Plan.

         5.03. Compensation for Services Related to Distribution. In consideration for providing services related to Distributions, the Indenture Trustee and any other entity employed by Reorganized Frank's shall receive from Reorganized Frank's, without the need for further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with Reorganized Frank's and shall not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims and Interests.

         5.04. Miscellaneous Distribution Provisions.

         (a) Unclaimed Property. If a Distribution under the Plan remains unclaimed six months following the date of such Distribution, then the holder of the applicable Allowed Claim shall cease to be entitled to such Distribution and such Distribution shall be retained by Reorganized Frank's. If any Distribution on an Old Senior Subordinated Note Claim is returned to the Indenture Trustee as undeliverable, the Distribution shall be held by the Indenture Trustee until it becomes deliverable, or six months from the Effective Date, whichever is earlier. After six months from the Effective Date: (a) the Indenture Trustee shall return all such undeliverable Distributions to Reorganized Frank's; and
(b) all such undeliverable distributions shall become the property of Reorganized Frank's.

         (b) Method of Cash Distributions. Any Cash payment to be made pursuant to the Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

         (c) Fractional Plan Securities. Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock will be issued. When any Initial Distribution or Interim Distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of such stock only will include the next lower whole number. When any Final Distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than _ will be rounded to the next higher whole number; and (ii) fractions less than _ will be rounded to the next lower number. The total number of shares of New Common Stock specified to be distributed to a Class of Claims will be adjusted as necessary to account for the rounding provided for herein. If, as a result of such rounding, the amount of shares of New Common Stock to be distributed to a particular Class differs from the aggregate number of shares of New Common Stock specified to be distributed pursuant to the Plan to that Class, the aggregate number of shares of New Common Stock specified with respect to such Class will be adjusted upward or downward to provide for the appropriate distribution of New Common Stock, as the case may be. No consideration will be provided in lieu of fractional shares that are rounded down, except that with respect to Initial Distributions or Interim Distributions, such fractional shares shall, with respect to each Allowed Claim, be deemed held by Reorganized Frank's or the Indenture Trustee, as the case may be, for the benefit of the holder of such Allowed Claim, to be aggregated with the remaining Distribution to be allocated to such holder on the Final Distribution Date. In addition, notwithstanding the foregoing, no de minimis distribution shall be made, as provided in Section 5.04(g) of this Plan.

         (d) Distributions on Non-Business Days. Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

         (e) No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive, respecting such Claim, any Distribution (of a value set forth herein) in excess of the allowed amount of such Claim. Except as expressly provided herein, no Claim shall be allowed to the extent that it is for postpetition interest.

         (f) Disputed Payments. If any dispute arises as to the identity of the holder of an Allowed Claim or Interest entitled to receive any Distribution under the Plan, Reorganized Frank's may retain such Distribution until its disposition is determined by a Final Order or written agreement among the interested parties to such dispute and withhold from such Distribution an amount equal to the fees and costs incurred by Reorganized Frank's in resolving such dispute.

         (g) De Minimis Distributions. No: (i) Cash payment of less than $100.00; or (ii) distribution of less than 100 shares of New Common Stock, shall be required to be made to the holder of any Claim until the Final Distribution Date for such Claim.

         (h) Withholding Taxes. Any federal or state withholding taxes or other amounts required to be withheld under any applicable law shall be deducted and withheld from any Plan distributions.

         (i) Estimation of Disputed Claims. Unless otherwise provided for herein, upon notice and a hearing, the Court shall estimate the aggregate Face Amount of all Disputed Claims in any Class that are disputed, contingent and/or unliquidated. The aggregate Face Amount of: (a) Disputed Claims; and (b) Allowed Claims shall set the maximum allowable aggregate amount of Claims in each relevant Class that is eligible to receive Distributions hereunder. The existence of a Disputed Claim in any Class shall not impair or impede the making of a Distribution to Allowed Claims in the same or other Classes. If the allowed amount of any particular Disputed Claim is reconsidered under section 502(j) of the Bankruptcy Code and Bankruptcy Rule 3008 and/or is allowed in an amount that is greater than the estimated amount of such Claim or the ultimately allowed amount of all Disputed Claims in a particular Class is greater than the estimated aggregate Face Amount of such Claims, no claimant shall have recourse to Reorganized Frank's (or any property thereof), any Distribution made to a creditor in any other Class herein, or any Cash, previously distributed on account of any Allowed Claim (however, nothing herein shall modify any right of a holder of a reconsidered Claim under the penultimate sentence of section 502(j) of the Bankruptcy Code).

         (j) Distribution When a Disputed Claim Becomes an Allowed Claim. Promptly after a Disputed Claim becomes an Allowed Claim, unless a later time is provided for in the Plan or by agreement of the parties, Reorganized Frank's shall make a Distribution in Cash or a Ratable Share of New Common Stock, as the case may be, to the holder of such Allowed Claim, as if such Claim had been an Allowed Claim on all the prior Distribution Date(s).

         5.05. Objections to Claims. Unless otherwise ordered by the Bankruptcy Court, all objections to Claims shall be filed with the Bankruptcy Court and served on the applicable claimant on or prior to one-hundred and eighty (180) days after the later of: (a) the Effective Date; and (b) the date a Claim is filed with the Bankruptcy Court and served on counsel for Reorganized Frank's.

         5.06. Settlement of Claims. Subsequent to the Effective Date, Reorganized Frank's shall have the authority to resolve any Disputed Claim for an Allowed Claim of less than $100,000 without further Court order and subject only to the filing of a notice of such settlement with the Court. Any such settlement shall be binding upon all parties in interest in the Chapter 11 Cases.

         5.07. Setoff. Reorganized Frank's may, but shall not be required to, set off or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, claims of any nature that the Debtors or Reorganized Frank's may have against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim against the Debtors or Reorganized Frank's shall constitute a waiver or release by the Debtors or Reorganized Frank's of any claim that the Debtors or Reorganized Frank's may possess against such holder.

                                   ARTICLE VI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         6.01. Rejection.

         (a) Leases and Contracts to be Rejected. On the Confirmation Date, but subject to the occurrence of the Effective Date, each Debtor, pursuant to section 365 of the Bankruptcy Code, all of the Debtors' executory contracts and unexpired leases shall be deemed rejected except those that: (i) are the subject of motions to assume or reject pending on the Confirmation Date; (ii) were assumed or rejected before the Confirmation Date; (iii) are listed on Schedule
6.02 annexed hereto; (iv) become the subject of a dispute over the amount or manner of cure and for which the Debtors or Reorganized Frank's, as the case may be, makes a motion, at any time, to reject such contract or lease based upon the existence of such dispute; or (v) are agreements, obligations, security interests, or similar undertakings that the Debtors list on Schedule 3.04 hereto as a Secured Claim of the Debtors, but the Bankruptcy Court later determines are subject to assumption or rejection; provided, however, that the Debtors shall not be required to assume or reject any executory contract or unexpired lease with any party that is a debtor under the Bankruptcy Code unless and until such contract or lease has been assumed or rejected by such other party.

         (b) Effect of Post-Confirmation Rejection. The entry by the Bankruptcy Court after the Confirmation Date of an order authorizing the rejection of an executory contract or unexpired lease shall result in such rejection being a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code.

         (c) Deadline to File Rejection Damage Claims. Each Person who is a party to a contract or lease rejected under the Plan must file with the Bankruptcy Court and served on the Debtors' attorneys, not later than thirty
(30) days after the Confirmation Date, a proof of Claim for damages alleged to arise from the rejection of the applicable contract or lease or be forever barred from filing a Claim, or sharing in distributions under the Plan, related to such alleged rejection damages.

         6.02. Assumption.

         (a) Leases and Contracts to be Assumed. Annexed hereto as Schedule 6.02 is a list of the executory contracts and unexpired leases deemed to be assumed by the Debtors under the Plan as of the Confirmation Date (but subject to the occurrence of the Effective Date) pursuant to section 365 of the Bankruptcy Code, and the cure amounts necessary for such assumptions.

         (b) Deadline to Object to Cure Amounts. If prior to the Confirmation Date or such other date as the Bankruptcy Court may fix, a party to such an executory contract or unexpired lease listed on Schedule 6.02 hereto fails to file with the Bankruptcy Court and serve upon the attorneys for the Debtors an objection to the applicable cure amount listed on such Schedule, then such party shall be forever barred from asserting any additional or other amounts against the Debtors respecting such cure amount.

         (c) Method of Cure. At the election of Reorganized Frank's, any monetary defaults under each executory contract and unexpired lease to be assumed under this Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (a) by payment of the default amount in Cash within thirty (30) days after the Effective Date or such longer period ordered by the Bankruptcy Court; or (b) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease. If a dispute occurs regarding: (x) the cure amount; (y) the ability of the applicable Debtor to provide adequate assurance of future performance under the contract or lease to be assumed; or (z) any other matter pertaining to assumption, then the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption. Notwithstanding anything herein to the contrary, the Debtors shall retain their right to reject any executory contract or unexpired lease that is subject to a dispute concerning amounts necessary to cure any defaults, until thirty days following entry of a Final Order establishing the cure amount.

                                  ARTICLE VII.

              DISCHARGE, RELEASE, INDEMNIFICATION, ABANDONMENT, AND
                       SETTLEMENT OF CLAIMS

         7.01. Discharge.

         (a) Scope. Except as otherwise provided in the Plan or Confirmation Order, in accordance with section 1141(d)(1) of the Bankruptcy Code, entry of the Confirmation Order acts as a discharge, effective as of the Effective Date, of all Claims. The discharge of the Debtors shall be effective as to each Claim, regardless of whether a proof of claim therefor was filed, whether the Claim is an Allowed Claim, whether the Claim has been asserted, or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim, any holder of such Claim shall be precluded from asserting such Claim against the Debtors or Reorganized Frank's assets or properties, or any other or further Claim based upon any document, instrument, act, omission, transaction or other activity of any kind or nature relating to any Claim.

         (b) Injunction. In accordance with sections 524 and 1141 of the Bankruptcy Code, the discharge provided by this section, inter alia, acts as an injunction against the commencement or continuation of any action, employment of process or act to collect, offset or recover the Claims discharged hereby.

         (c) Release of Securities. Each holder of any Claim other than a Class 3 Claim, shall surrender to Reorganized Frank's or to the Indenture Trustee, as applicable, any note, instrument, document, certificate, subordinated note, agreement, certificated security or other item, if any, evidencing such Claim. No Distribution hereunder shall be made to or on behalf of any holder of a Claim other than a Class 3 Claim unless and until such holder executes and delivers to the Reorganized Frank's or the Indenture Trustee, as applicable, such items described above, or demonstrates non-availability of such items to the satisfaction of Reorganized Frank's or the Indenture Trustee, as applicable, including requiring such holder to post a lost instrument or other indemnity bond, among other things, to hold Reorganized Frank's or the Indenture Trustee, as applicable, harmless in respect of such instrument or other item described above and any Distributions made in respect thereof. Reorganized Frank's or the Indenture Trustee, as applicable, may reasonably require the holder of such Claim to hold Reorganized Frank's or the Indenture Trustee, as applicable, harmless up to the amount of any Distribution made in respect of such unavailable note, instrument, document, certificate, subordinated note, agreement, certificated security or other item evidencing such Claim. Any holder of a Claim other than a Class 3 Claim that fails to execute and deliver such release of liens or other items described above or satisfactorily explain their non-availability to Reorganized Frank's or the Indenture Trustee, as applicable, within 120 days of the Effective Date shall be deemed to have no further claim against the Debtors and Reorganized Frank's or their property in respect of such Claim and shall not participate in any Distribution hereunder, and the Distribution that would otherwise have been made to such holder shall be treated as Unclaimed Property.

         (d) Satisfaction of Claims and Interests. The treatment to be provided for respective Allowed Claims pursuant to this Plan shall be in full satisfaction, settlement, release and discharge of such respective Claims or Interests.

         7.02. Revesting and Vesting. Except as otherwise provided in this Plan, on the Effective Date all property comprising the estates of the Debtors shall vest in Reorganized Frank's, free and clear of all claims, liens, charges, encumbrances and interests of creditors and equity security holders.

         7.03. Postconfirmation Operations. As of the Effective Date, Reorganized Frank's may operate their businesses and use, acquire and settle and compromise claims or interests without supervision of the Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order. Without limiting the foregoing, Reorganized Frank's may pay the charges they incur for professional fees, disbursements, expenses or related support services after the Confirmation Date without any application to the Court.

         7.04. Survival of Certain Indemnification Obligations. The obligations, if any, of the Debtors to indemnify individuals who serve or served after the Petition Date as the Debtors' respective directors, officers, agents, employees, representatives, and others, including (without limitation) professional persons retained by the Debtors, pursuant to the Debtors' certificate of incorporation, by-laws, applicable statutes and preconfirmation agreements in respect of all present and future actions, suits and proceedings against any of such officers, directors, agents, employees, representatives, and others, including (without limitation) professional persons retained by the Debtors, based upon any act or omission related to service with, for or on behalf of the Debtors on or before the Effective Date as such obligations were in effect at the time of any such act or omission, shall not be discharged or impaired by confirmation or consummation of this Plan, but shall survive unaffected by the reorganization contemplated by this Plan and shall be performed and honored by Reorganized Frank's regardless of such confirmation, consummation, and reorganization.

         7.05. Limitation on Liability Regarding Chapter 11 Activities. NONE OF THE DEBTORS, THE COMMITTEE, OR KIMCO, OR ANY OF THEIR RESPECTIVE

OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, MEMBERS (INCLUDING ANY ex officio MEMBERS) OR AGENTS (EACH ACTING IN SUCH CAPACITY), NOR ANY PROFESSIONAL PERSONS EMPLOYED BY ANY OF THEM WILL HAVE OR INCUR ANY LIABILITY TO ANY PERSON FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO THE FORMULATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, CONFIRMATION, OR CONSUMMATION OF THE PLAN, THE DISCLOSURE STATEMENT, ANY CONTRACT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO, OR ANY OTHER ACTION TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH THE PLAN OR THE CHAPTER 11 CASES, AND ALL CLAIMS BASED UPON OR ARISING OUT OF SUCH ACTIONS OR OMISSIONS WILL BE FOREVER WAIVED AND RELEASED; provided, however, THAT NOTHING HEREIN SHALL AFFECT THE LIABILITY OF ANY ENTITY THAT OTHERWISE WOULD RESULT FROM ANY ACTION OR OMISSION TO THE EXTENT THAT SUCH ACTION OR OMISSION IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT.

                                  ARTICLE VIII.

                  CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE

         8.01. Conditions to Confirmation. Except as provided in Section 8.03 below, the following are conditions precedent to confirmation of the Plan:

         (a) The Bankruptcy Court shall have entered the Confirmation Order.

         8.02. Conditions to Effective Date. Except as provided in Section 8.03 below, the Plan may not be consummated unless each of the conditions set forth below has been satisfied:

         (a) The Confirmation Order shall have been entered and not be the subject of any judicial stay.

         (b) All instruments and documents required by the respective lenders in connection with the Exit Facilities shall have been executed and the funding for borrowings thereunder will be available on or before the Effective Date.

         8.03. Waiver of Conditions to Confirmation and Effective Date.

         (a) Waiving Party. Other than the requirements set forth in Sections 8.01(a) and 8.02(a) of the Plan, each of the conditions to confirmation of the Plan or the occurrence of the Effective Date may be waived in whole or part by the Debtors in their sole discretion, without notice and a hearing.

         (b) Effect of Waiver or Failure to Waive. Any such waiver(s) shall not affect the relevant Debtors' benefits under the "mootness doctrine." The failure to satisfy or waive any condition may be asserted by any Debtor, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including, without limitation, any act, action, failure to act, or inaction by any of the Debtors). The failure of a Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right that may be asserted or waived (as set forth herein) at any time or from time to time.

         (c) Method of Waiver. To be effective, any such waiver(s) must be in writing and filed with the Bankruptcy Court.

         8.04. Effect of Nonoccurrence of the Conditions to Effective Date. If each of the conditions to the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is more than 179 days after the Confirmation Date (or by such later date as the Debtors propose and the Bankruptcy Court approves, after notice and a hearing), upon motion by any party in interest, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this section, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims against, liens on property of the Debtors; or (b) prejudice in any manner the rights of any of the Debtors, including (without limitation) the right to seek further extensions of the exclusivity periods under section 1121(d) of the Bankruptcy Code, which exclusivity periods shall be deemed to have been extended to the date sixty (60) days after the date of entry of any order vacating the Confirmation Order, subject to the rights of any party to seek to shorten the exclusivity periods after notice and hearing.

                                   ARTICLE IX.

                            ADMINISTRATIVE PROVISIONS

         9.01. Retention of Jurisdiction. Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction for the following purposes:

         (a) Determination of the allowability of Claims against, or the administrative expenses of, the Debtors (except those Claims that are Allowed Claims pursuant to the Plan, unless such determination is pursuant to a reconsideration or modification of the entire Plan), and the validity, extent, priority, and nonavailability of consensual and nonconsensual liens and other encumbrances;

         (b) Determination of any of the Debtors' tax liability pursuant to section 505 of the Bankruptcy Code;

         (c) Approval, pursuant to section 365 of the Bankruptcy Code, of all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors;

         (d) Resolution of controversies and disputes regarding the enforcement or interpretation of the Plan, the Confirmation Order, or the Bankruptcy Court's orders that survive Confirmation of the Plan pursuant to the Plan or other applicable law;

         (e) Implementation of the provisions of the Plan, and entry or orders in aid of confirmation and consummation of the Plan and enforcing settlements or orders entered during the Chapter 11 Cases or as part of the Plan, including, without limitation, appropriate orders to protect Reorganized Frank's from actions by Creditors of the Debtors and resolution of disputes and controversies regarding property of the Debtors' estates and Reorganized Frank's;

         (f) Modification of the Plan pursuant to section 1127 of the Bankruptcy Code;

         (g) Commencement and adjudication of any causes of action that arose preconfirmation or in connection with the implementation of the Plan, including Avoidance Actions and other actions against third parties brought or to be brought by a Debtor, Reorganized Frank's or other successors of either of the Debtors as the representative of the Debtors' estates, or a party in interest (as a representative of either Debtor's estate);

         (h) Entry of a Final Order closing the Chapter 11 Cases;

         (i) Resolution of disputes concerning Disputed Claims, Claims for disputed distributions and recharacterization or equitable subordination of Claims;

         (j) The resolution of any disputes concerning any release under the Plan of a nondebtor or the injunction under the Plan, or in the Confirmation Order against acts, employment of process, or actions against such nondebtor;

         (k) Resolution of any disputes concerning whether a Person had sufficient notice of: (i) the Chapter 11 Cases; (ii) the applicable Claims' bar date; (iii) the hearing on the approval of the Disclosure Statement as containing adequate information; (iv) the hearing on confirmation of the Plan for the purpose of determining whether a Claim is discharged hereunder; or (v) for any other purpose;

         (l) Issuance of injunctions, grant and implementation of other orders, or taking such other actions as may be necessary or appropriate to restrain interference by any Person with consummation or enforcement of the Plan;

         (m) Resolution of controversies and disputes regarding settlement agreements, orders, injunctions, judgments, and other matters entered or approved by the Bankruptcy Court in connection with any adversary proceeding, discovery, or contested matter in any of the Chapter 11 Cases;

         (n) Correction of any defect, cure of any omission or reconcile any inconsistency in the Plan, the Confirmation Order, organizational documents of Reorganized Frank's or any other documents relating to the Plan, as may be necessary to carry out the purposes or intent of the Plan;

         (o) Adjudication of any pending adversary proceeding, or other controversy or dispute, in any of the Chapter 11 Cases, which arose pre-confirmation and over which the Bankruptcy Court had jurisdiction prior to confirmation of the Plan;

         (p) Entry and implementation of such orders as may become necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; and

         (q) Determination of any other matters that may arise in connection with or related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or Disclosure Statement.

         9.02. Plan Revocation.

         (a) Pre-Confirmation Amendments. The Debtors reserve the right to modify the Plan at any time prior to the Confirmation Date.

         (b) Revocation of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if confirmation of the Plan does not occur, then the Plan and related Disclosure Statement shall be null and void, and nothing contained therein shall: (i) constitute a waiver or release of any Claims by or against, liens in property of, the Debtors; or (ii) serve as an admission of fact or conclusion of law or otherwise prejudice in any manner the rights of the Debtors in any further proceedings involving the Debtors.

         9.03. Successors and Assigns. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor, or assign of such Person.

         9.04. Severability. Should any provision in the Plan be determined to be unenforceable following the Confirmation Date, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan; provided that the Plan, as modified, meets the requirements of the Bankruptcy Code, including, without limitation, section 1127 of the Bankruptcy Code.

         9.05. Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules, other federal laws apply, or as otherwise expressly provided in the Plan, the rights and obligations arising under the Plan shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law.

         9.06. Committees. As of the Initial Distribution Date, the duties of any official committee in the Chapter 11 Cases shall terminate except as to: (a) any appeal or motion for reconsideration of the Confirmation Order; and (b) objections to fee applications of professional Persons or to Claims for substantial contribution pursuant to section 503 of the Bankruptcy Code.

         9.07. Application of Bankruptcy Code section 1146(c). The issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan shall be entitled to the tax treatment provided by sections 1146(c) of the Bankruptcy Code and each recording or other agent of any governmental office shall record any such documents of issuance, transfer, or exchange without any further direction or order from the Court.

         9.08.    Payment of Statutory Fees.  All fees payable pursuant to
section 1930 of title 28, United States Code, due and payable through the Effective Date shall be paid by the Debtors or Reorganized Frank's on or before the Effective Date and amounts due thereafter shall be paid by Reorganized Frank's in the ordinary course.

         9.09. Continuation of Injunctions and Stays. Unless otherwise provided, all injunctions or stays ordered in the Chapter 11 Cases, pursuant to section 105 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date shall remain in full force and effect unless or until subsequently modified or terminated.

         9.10. Undefined Terms. Any term used herein that is not defined herein shall have the meaning ascribed to any such term used in the Bankruptcy Code and/or the Bankruptcy Rules, if used therein.

         9.11. Interpretation. The words "herein," "hereof," "hereto," "hereunder," and others of similar inference refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan unless otherwise specified herein. The word "including" shall mean including, without limitation. The headings in the Plan are only for convenience of reference and shall not limit or otherwise affect the provisions of the Plan. A term used herein or elsewhere in the Plan that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code or Bankruptcy Rules.

                                             Submitted by:


Dated:  May 7, 2002                          FNC HOLDINGS, INC.


                                                  /s/ Steven S. Fishman
                                             By:  ----------------------------
                                                  Chief Executive Officer



Dated:  May 7, 2002                          FRANK'S NURSERY & CRAFTS, INC.


                                             By:  /s/ Steven S. Fishman
                                                  ----------------------------
                                                  Chief Executive Officer

                                  Schedule 1.52

                         Frank's Nursery & Crafts, Inc.

                             2002 Stock Option Plan

                          FRANK'S NURSERY & CRAFT, INC.
                             2002 STOCK OPTION PLAN

           1. Definitions. As used in this 2002 Stock Option Plan Frank's Nursery & Craft, Inc., the following terms shall have the following meanings:

           (a) "Affiliate" means any affiliate of the Company within the meaning of 17 CFR ss. 230.405.

           (b) "Board of Directors" or "Board" means the Company's board of directors.

           (c) "Change in Control" shall mean:

           (i) The acquisition, after the Effective Date, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock, taking into account as outstanding for this purpose such shares issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire shares (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or member managers (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (V) any acquisition by the Company or any Affiliate, (W) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (X) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 1(c)(iii), (Y) any acquisition in connection with any loan or other financing described in, pursuant to, as a result of, or in connection with the Plan of Reorganization, or (Z) any acquisition by an Existing Shareholder (or any Existing Shareholder Affiliate). For purposes of this Section (1)(c)(i), "Existing Shareholder" shall be defined as any shareholder receiving Stock pursuant to, as a result of, or in connection with the Plan of Reorganization and "Existing Shareholder Affiliate" shall be defined as any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Existing Shareholder; or

           (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the directors then comprising the Incumbent Board, was approved by a vote of at least a majority of the Company's shareholders shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (iii) Consummation, after the Effective Date, of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of the then outstanding shares of common stock or interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation) beneficially owns, directly or indirectly, 35% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock or interests of the corporation or entity resulting from such Business Combination, taking into account as outstanding for this purpose such common stock or interests issuable upon the exercise of options or warrants, the conversion of convertible stock, interests or debt, and the exercise of any similar right to acquire such common stock or interests, or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors or equivalent governing body of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

           (iv) Approval by the shareholders or equityholders of the Company of a complete liquidation or dissolution of the Company.

           (d) "Code" means the Internal Revenue Code of 1986, as amended.

           (e) "Committee" means the full Board of Directors, the Compensation Committee of the Board of Directors, or such other committee of at least two independent people as the Board of Directors may appoint to administer the Plan.

           (f) "Company" means Frank's Nursery & Craft, Inc., a Delaware corporation, as reorganized pursuant to the Plan of Reorganization.

           (g) "Effective Date" shall have the meaning ascribed to it in Section 21 hereof.

           (h) "Exchange Act" means the Securities Exchange Act of 1934.

           (i) "Fair Market Value" on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; or (iv) in the event of a Change in Control, the same amount received by the selling shareholders. Notwithstanding anything contained herein to the contrary, the Fair Market Value as of the consummation date of the Plan of Reorganization shall be the ascribed value set forth in the Plan of Reorganization.

           (j) "Grant Date" means the date on which an Option is granted, as specified in Section 7.

           (k) "Incentive Option" means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

           (l) "Nonemployee Director" means a director of the Company who is not an officer or employee of the Company and who is (i) a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an "outside director" within the meaning of Section 162(m) of the Code; provided, however, that clause (ii) shall apply only with respect to grants of Options intended by the Committee to qualify as "performance-based compensation" under Section 162(m) of the Code.

           (m) "Nonstatutory Option" means any Option that is not an Incentive Option.

           (n) "Option" means an option to purchase shares of the Stock granted under the Plan.

           (o) "Option Agreement" means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

           (p) "Option Period" shall have the meaning ascribed to it in Section 9 hereof.

           (q) "Option Price" means the price paid or to be paid by an Optionee for a share of Stock upon exercise of an Option.

           (r) "Optionee" means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

           (s) "Plan" means this 2002 Stock Option Plan of the Company.

           (t) "Plan of Reorganization" means the Company's Joint Plan of Reorganization, dated February __, 2002, as amended.

           (u) "Securities Act" means the Securities Act of 1933, as amended.

           (v) "Stock" means common stock, par value $.001 per share, of the Company.

           (w) "Subsidiary" means any subsidiary of the Company as defined in
Section 424(f) of the Code.

           (x) "Ten Percent Owner" means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

           2. Purpose. The Plan is intended to encourage ownership of the Stock by key employees and Nonemployee Directors of the Company and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to provide for the grant of Incentive Options and Nonstatutory Options.

           3. Term of the Plan. The expiration date of the Plan, after which no Options may be granted hereunder, shall be the date that is ten years following the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Options previously granted have been settled.

           4. Administration.

           (a) The Plan shall be administered by the Committee. Unless otherwise determined by the Board of Directors, each member of the Committee shall, at the time he takes any action with respect to an Option under the Plan, be a Nonemployee Director. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

           (b) Subject to the provisions of the Plan (including, without limitation, the provisions of Sections 8 and 9), the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company: (i) the key employee or Nonemployee Director to receive the Option; (ii) whether the Option (if granted to an employee) will be an Incentive Option or a Nonstatutory Option; (iii) the time of granting the Option; (iv) subject to Section 5, the number of shares of the Stock subject to the Option; (v) the Option Price; (vi) the vesting schedule, if any, over which the Option shall become exercisable; (vii) the expiration date of the Option (which may not be more than ten (10) years after the date of grant thereof); and (viii) the restrictions, if any, to be imposed upon transfer of shares of the Stock purchased by the Optionee upon the exercise of the Option. The Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Section 4 shall be conclusive.

           5. Stock Subject to the Plan. The Plan covers 3,652,174 shares of the Stock, subject, however, to the provisions of Section 11 of the Plan. All of the shares of the Stock covered by the Plan may be granted, at the Committee's discretion, as performance based compensation pursuant to Section 162(m) of the Code. The number of shares of the Stock purchased pursuant to the exercise of Options and the number of shares of the Stock subject to outstanding Options shall be charged against the shares covered by the Plan; but shares of the Stock subject to Options which terminate without being exercised shall not be so charged. Shares of the Stock to be issued upon the exercise of Options may be either authorized but unissued shares or shares held by the Company in its treasury. During any calendar year no person may be granted Options with respect to more than 500,000 shares of Stock; provided, however, that with respect to calendar year 2002, no person may be granted Options with respect to more than 2,000,000 shares of Stock.

           6. Eligibility. An Option may be granted only to a key employee or Nonemployee Director of the Company; provided, however, that Incentive Options may only be granted to employees of the Company.

           7. Discretionary Grant of Stock Options. The Committee is authorized to grant one or more Incentive Options or Nonstatutory Options to any person who meets the eligibility requirements of Section 6. Each Option so granted shall be subject to the provisions of the Plan, or to such other conditions as may be reflected in the applicable Option Agreement.

           8. Option Price. The Option Price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than, in the case of an Incentive Option, 100% of the Fair Market Value of the Stock on the Grant Date, or not less than 110% of the Fair Market Value of the Stock on the Grant Date if the Optionee is a Ten Percent Owner; provided, however, that all Options intended to qualify as "performance-based compensation" under
Section 162(m) of the Code shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Grant Date

           9. Option Period. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that no Incentive Option may be exercised later than the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner; further, provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

           10. $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Options shall be treated as Nonstatutory Options.

           11. Manner of Exercise and Form of Payment.

           (a) The Options shall be exercised by delivering written notice to the Company stating the number of shares of Stock to be purchased, the person or persons in whose name the shares of Stock are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable withholding (as described below). The purchase price shall be payable in cash or, in the discretion of the Committee, in shares of Stock, by any other means or method acceptable to the Committee or any combination thereof; provided that the Optionee may use Stock in payment of the exercise price only if the shares so used are considered "mature" for purposes of generally accepted accounting principles, i.e., (i) have been held by the Optionee free and clear for at least six months prior to the use thereof to pay part of an Option exercise price, (ii) have been purchased by the Optionee on the open market, or (iii) meet any other requirements for "mature" shares as may exist on the date of the use thereof to pay part of an Option exercise price. Payment in currency or by certified or cashier's check shall be considered payment in cash. In the event that all or part of the purchase price is paid in shares of Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of the relevant Options. Subject to, and promptly after, the Optionee's compliance with all of the provisions of this Section 11, the Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares of the Stock then being purchased by him or her. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares of the Stock being purchased upon exercise of the Option, exercise of the Option and delivery of the certificate or certificates for such shares (including, without limitation, any exercise of the Option and delivery of the certificate or certificate for such shares in accordance with the procedures set forth in Section 11(c) below) shall be postponed until completion of the necessary action, which shall be taken at the Company's expense. The number of shares of Stock subject to each outstanding Option shall be reduced by one share for each share of the Stock purchased upon exercise of the Option.

           (b) The Company's obligation to deliver shares of Stock upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Optionee shall satisfy such obligations by making a payment of the requisite amount in cash or by check, unless the Optionee is entitled to and has elected to effect such payment through a "cashless" exercise in accordance with Section 11(c) below.

           (c) In lieu of the methods of exercise described in Section 11(a) above, an Optionee may, unless prohibited by applicable law, elect to effect payment by including with the written notice of exercise referred to in Section 11(a) above irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company a number of shares of Stock subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate option price payable with respect to such shares and, if the Optionee further elects, the Optionee's withholding obligations under Section 11(b) with respect to such exercise, together with irrevocable instructions to such broker to sell such shares and to remit directly to the Company such aggregate option price and, if the Optionee has so elected, the amount of such withholding obligations. The Company shall not be required to deliver to such securities broker any stock certificate for such shares until it has received from the broker such aggregate option price and, if the Optionee has so elected, the amount of such withholding obligations.

           12. Transferability of Options. Unless specifically allowed by the Committee and set forth in an Option Agreement, Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

           13. Termination of Employment. If an Optionee ceases to be an employee of the Company or a Subsidiary, or a Nonemployee Director's service with the Company terminates, for any reason other than retirement (in accordance with any qualified retirement plan maintained by the Company), in the case of an employee, or death of an Optionee, any Option held by that Optionee may be exercised by the Optionee at any time within 90 days after the termination of such relationship, but only to the extent exercisable at termination and in no event after the Option Period. If an Optionee that is an employee of the Company or a Subsidiary enters retirement from employment or any Optionee dies, any Option held by that Optionee may be exercised by the Optionee or the Optionee's trustee, executor or administrator, as applicable, at any time within the shorter of the option period or 12 months after the date of retirement or death, but only to the extent exercisable at retirement or death. Options which are not exercisable at the time of termination of such relationship or which are so exercisable but are not exercised within the time periods described above shall terminate. Military or sick leave shall not be deemed a termination under this
Section 13 provided that such leave does not exceed the longer of 90 days or the period during which the reemployment rights of the absent employee are guaranteed by statute or by contract.

           14. Adjustment of Number of Shares; Fractional Shares.

           (a) Options granted under the Plan and any agreements evidencing such Options, the maximum number of shares of Stock subject to all Options and the maximum number of shares of Stock with respect to which any one person may be granted Options during any year shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, reasonably exercised, as to the number, price or kind of a share of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Grant Date of any such Option or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Optionees in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan, and the aggregate number of shares of Stock as to which Options may be granted to any one person over the term of the Plan, shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Options under this Section 14 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for Options under Section 162(m) of the Code. The Company shall give each Optionee notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

           (b) Upon a Change in Control, all outstanding Options that have not yet become fully vested and exercisable shall become fully vested and exercisable. Upon a Change in Control, the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, provide that an Option shall terminate, but the Optionee (if at the time an employee or Nonemployee Director of the Company or a Subsidiary) shall have the right, immediately prior to such event, to exercise the Option, to the extent then exercisable by its terms and not theretofore exercised. In the event of a Change in Control, the Committee may also, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and pay to the Optionees thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this
Section 14 may be varied by the Committee in any particular Option Agreement. No fraction of a share of the Stock shall be purchasable or deliverable, but in the event any adjustment of the number of shares of the Stock covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 14 after the Effective Date, the number of shares of the Stock available for the purpose of the Plan as stated in Section 5 and the exercise price per share of each Option shall be correspondingly adjusted.

           15. Stock Reserved. The Company shall at all times during the term of the Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

           16. Limitation of Rights in Option Stock. The Optionee shall have no rights as a stockholder in respect of shares of the Stock as to which his or her Option shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

           17. Purchase for Investment. The Optionee shall make such representations with respect to investment intent and the method of disposal of optioned shares of the Stock as the Board of Directors may deem advisable in order to assure compliance with applicable securities laws.

           18. Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonstatutory Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of shares as the Option surrendered, subject to the aggregate maximum number of shares available under the Plan as set forth in
Section 5, or require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonstatutory Option surrendered.

           19. Termination and Amendment of Plan. The Board of Directors may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, provided, that the Board of Directors may not, without the approval of the Company's shareholders in a manner which complies with the requirements of Sections 422 and 162(m) of the Code and the requirements of any exchange on which the Stock may be listed, increase the maximum number of shares available for option under the Plan (other than as provided in Section 14). In addition, unless the Committee specifically determines otherwise, approval of the Company's shareholders in a manner which complies with the requirements of Sections 422 and 162(m) of the Code shall be required for any other amendment to the Plan which, without such shareholder approval, would cause (a) Options intended to be Incentive Options to fail to qualify as Incentive Options or (b) Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code to fail to so qualify. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, directly and adversely affect the rights of that Optionee under that Option.

           20. General

           (a) Government and Other Regulations. Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

           (b) Claim to Options and Employment Rights. No employee, Nonemployee Director, or other person shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option. Neither the Plan nor any action taken hereunder shall be construed as giving any Optionee any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

           (c) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

           (d) Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

           (e) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

           (f) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

           (g) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.

           (h) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

           (i) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

           21. Effective Date. The Plan is effective as of the effective date of the Plan of Reorganization. The effectiveness of the Plan and the validity of any and all Options granted pursuant to the Plan is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with Sections 422(b)(1) and 162(m) of the Code, if applicable. Unless and until the stockholders approve the Plan in compliance therewith, no Option granted under the Plan shall be effective.

              SCHEDULE 3.01(d) -- Administrative Reclamation Claims

VENDOR                         AMOUNT TO BE ALLOWED
------                         --------------------
The Scotts Company                  16,990.76

Taching, Inc.                       32,467.79

Pratt & Austin Co.                  18,000.00

Tenax Corporation                    5,227.86

NL Lawn & Garden Co.                 4,633.80

K. Van Bourgendien                 102,102.78(*)

Partrician Product, Inc.             3,152.16

Reliance Trading Corp.               6,332.97

Benick Brands                       45,458.10

Real Wood Products Co.               9,349.20

Tyco                                 8,728.20

TOTAL                             $252,443.62

           (*)Previously allowed and satisfied pursuant to Court order

                    REVISED SCHEDULE 3.03 - MORTGAGEE CLAIMS

  NAME OF MORTGAGEE          STORE LOCATIONS              OUTSTANDING BALANCE AS OF
                                                                   5/19/02

NRFLC (Key Commercial/  - Store #601 - Huntington, NY           $1,685,744.81
Prudential Securities)

MIDLAND #1 (LaSalle     - Store #34  - Okemos, MI               $2,497,056.08
Bank/Lennar Partners)   - Store #100 - Joliet, IL

PEOPLE'S BANK           - Store #631 - Branford, CT             $3,541,676.20
                        - Store #632 - Vernon, CT
                        - Store #633 - Southington, CT
                        - Store #636 - Farmington, CT
                        - Store #643 - Hartford, CT

MIDLAND #2 (LaSalle)    - Store #99  - Brookhaven, PA           $7,862,895.38
                        - Store #101 - Deptford, NJ
                        - Store #106 - Libertyville, IL
                        - Store #135 - Bridgeton, MO
                        - Store #140 - Lake Zurich, IL
                        - Store #163 - Crystal Lake, IL
                        - Store #623 - Staten Island, NY
                        - Store #628 - Bridgewater, NJ

MIDLAND #2 (J.E.        - Store #25  - Grand Rapids, MI         $5,998,009.66
Roberts Partners)       - Store #65  - Roseville, MN
                        - Store #244 - Eden Prairie, MN
                        - Store #277 - Bloomfield, MI
                        - Store #626 - Bricktown, NJ

FIRST UNION (CRIMI      - Store #32  - Columbus, OH             $3,393,128.09
MAE/State Street Bank/  - Store #33  - Grand Rapids, MI
Merrill Lynch           - Store #80  - Flint, MI
                        - Store #142 - Cincinnati, OH
                        - Store #205 - Louisville, KY


                                        SCHEDULE 3.03(k)-1






                                        LENNAR TERM SHEET

                                        Terms Sheet
                                        -----------


Principal Balance           Note shall be created with a principal balance of
                            approximately $2,632,846 (the "Note").

                            The actual principal balance shall be equal to the sum of:

                              Current Outstanding     $2,261,609
                              Principal

                              Past Due Interest       $239,101 - as of 4/09/2002
                              Through the             (this amount will change
                              Effective Date          and will be recalculated
                                                      as of the Effective Date
                                                      (1))

                              Appraisal Fees          $27,877 - this includes
                                                      depositions and expert
                                                      witness testimony costs
                                                      for the Hearing on the
                                                      Trust's Motion for Relief
                                                      from Stay

                              Interest of Advances    $11,259 - as of 4/09/2002
                                                      (this amount will change
                                                      and will be recalculated
                                                      as of the Confirmation
                                                      Date)

                              Legal Fees              $54,000

                              Default Interest        $28,000 - interest reduced
                                                      to twenty-five percent
                                                      (25%) of the total (this
                                                      amount will change and
                                                      will be recalculated as
                                                      of the Confirmation Date)

Interest Rate                 Note shall bear an interest at the rate of 7.31%
                              per annum. Interest shall begin to accrue at the new rate beginning on the Confirmation Date, subject to the occurrence of the Effective Date.

Maturity Date                 Note shall have a maturity date of ten (10) years
                              from the Effective Date of modification.

Amortization                  Note shall have an amortization of twenty (20)
                              years from the Effective Date of modification.
                              Borrower shall make monthly payments of principal and interest in accordance with the twenty (20) year amortization.

--------------------------------------------------------------------------------
(1) Capitalized terms not herein defined shall have the definition given in Frank's Nursery & Crafts, Inc., et al. Disclosure Statement for Debtor's First Amended Joint Plan of Reorganization for March 13, 2002.

Taxes Borrowers shall be responsible for bringing all property taxes associated with the property current on or before the Effective Date. The taxes to be paid shall include but not be limited to $16,489 plus penalties and interest due on Store No. 34 in Okemos, Michigan and $13,541.59 plus penalties and interest due on Store No. 100 in Jolliet, Illinois.

Subordinate Liens         All subordinate liens shall be discharged.

Plan Modification         All parties shall work in good faith to obtain an
                          amendment to the Borrower's Plan reflecting the terms set forth herein.

Escrow for Taxes          Escrows shall be fully funded pursuant to the
and Insurance             existing loan documents within 45 days
                          of the Confirmation Date. All provisions in the existing loan documents concerning escrows for taxes and insurance shall remain unaffected by confirmation and shall remain in existence post-confirmation.

Other Terms               All other terms in the loan documents not inconsistent
                          with this terms sheet or the Debtors' plan as modified shall remain in effect post-confirmation.


LASALLE BANK NATIONAL, A NATIONALLY CHARTERED BANK FORMERLY KNOWN AS LASALLE NATIONAL BANK, AS TRUSTEE FOR THE BENEFIT OF CERTIFICATE HOLDERS OF PRUDENTIAL SECURITIES SECURED FINANCIAL CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1995-MCF-2, ACTING BY AND THROUGH ITS SPECIAL SERVICER LENNAR PARTNERS, INC.


By: /s/ Penina Tannenbaum
   -----------------------
Name: Penina Tannenbaum
     ---------------------
Title: Asset Manager
      --------------------


Frank's Nursery & Crafts, Inc.


By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------

                               SCHEDULE 3.03(k)-2

                            PEOPLE'S BANK TERM SHEET

[PEOPLE'S BANK LETTERHEAD]

April 17, 2002

Mr. Larry Lakin
Vice Chairman and Chief Financial Officer
Frank's Nursery & Crafts, Inc.
1175 West Long Lake Road
Troy, Michigan 48098

  RE: FRANK'S NURSERY & CRAFTS, INC. AND FNC HOLDINGS, INC.
      CASE NOS. 01-52415 AND 01-52416 (THE "DEBTORS")/PLAN

Dear Mr. Lakin:

I am writing to memorialize the terms and conditions agreed to during our conversation yesterday, April 16, 2002, in connection with our voting and settlement of your proposed Plan of Reorganization and concerning the post confirmation terms and conditions of Frank's outstanding indebtedness to People's Bank. Those terms and conditions are as follows:

Note "A"

   - Principal Amount - outstanding principal balance under the existing loan documents as of February 19, 2001 (the "Petition Date"), less payments received by the Bank since the Petition Date.

   -    Term - 10 years from the Plan's effective date.

   -    Amortization - 20 years

   - Interest Rate - 7% per annum for the first five years, then adjusted to the federal home loan bank rate, for loans of similar term and amortization, prevailing at the inception of the remaining term plus 2.00%, in each case payable monthly in arrears.

   - Rate Lock Fee - Frank's agrees to pay a Rate Lock Fee of approximately $11,800 to guaranty the 7% rate discussed above until the effective date of the Plan or until the terms and conditions discussed herein are formally documented. Both parties understand that the Rate Lock Fee is subject to adjustment depending on the actual amount of the post confirmation debt and actual closing date. Time is of the essence with respect to these adjustments.

   - Prepayment - prepayment terms, conditions and penalties under the existing loan documents. There shall be no prepayment penalty if the
        Note is paid in full on the rate change date or on the maturity date. Also, there will be no prepayment penalty for principal reductions resulting from the sale of the Vernon, CT and East Hartford, CT operating facilities.

   - Default Rate - the default rate and terms under the existing loan documents.

Larry Lakin
April 17, 2002
Page 2

Note "B"

   - Principal Amount - the sum of a) non-default contract interest accrued on the Bank's principal balance since the Petition Date; plus b) 25% of incremental default rate interest accrued since the Petition Date; plus
        c) 50% of the Bank's legal expenses incurred in this matter, to a maximum of $17,500.

   -    Term - 10 years from the Plan's effective date.

   -    Amortization - 10 years

   -    Interest Rate - 4% per annum, payable monthly in arrears.

The following additional terms and conditions are also a part of our agreement:

   - Note "A" and Note "B" shall be secured by one first mortgage on the collateral securing the existing debt and shall be "cross defaulted".

   - Frank's shall reimburse the Bank for approximately $75,000 of pre-petition real property taxes previously paid by the Bank in connection with the subject properties, upon delivery of documentary verification of such payments.

   - Implicit in this agreement is a concession from Frank's that People's Bank is fully secured.

Please read the terms and conditions detailed in this letter carefully. This resolution contemplates the proposed Plan of Reorganization will be confirmed and effective within a reasonable time thereafter. If any of the terms and conditions contained herein are not correct, please contact me immediately at
(203) 338-4190. If you are in agreement with these terms and conditions, kindly have this letter executed below and returned to the undersigned no later than 3:00pm (EDST) on Wednesday, April 17, 2002.

Sincerely,

/s/ David A. Bodor
David A. Bodor
Senior Vice President

                             AGREED TO AND ACCEPTED THIS
                             17TH DAY OF APRIL 2002.

                             FRANK'S NURSERY & CRAFT, INC.
                             /s/  LARRY T. LAKIN
                             By:  LARRY T. LAKIN
                             Its: Chief Financial Officer

                               SCHEDULE 3.03(k)-3




                             J.E. ROBERT TERM SHEET

           MRAC 1996-C2 TRUST - J.E. ROBERT PLAN TREATMENT TERM SHEET
                           DRAFT - SUBJECT TO FRE 408

Principal Amount of New                 Sum of: (a) principal amount owed as of the Petition
Note:                                   Date; (b) accrued non-default contract rate interest from
                                        the Petition Date until the Confirmation Date; (c) the
                                        lesser of 50% of Mortgagee's reasonable attorneys' fees
                                        and $50,000; minus (c) amounts received by Mortgagee
                                        since the Petition Date, other than amounts received
                                        and applied by the Mortgagee in connection with the
                                        sale of store numbers 168 and 245, as set forth on
                                        Schedule A annexed hereto.

Interest Rate:                          7.31% per annum beginning on the Confirmation Date,
                                        subject to occurrence of the Effective Date.

Term:                                   10 years from the Effective Date

Amortization                            20 years from the Effective Date

Application of Asset Sale               As reflected in the calculation of principal set forth
Proceeds:                               above, the Debtors waive any right to challenge the
                                        Mortgagee's application of postpetition asset sale
                                        proceeds set forth on Schedule A.

Waiver of Default Interest,             Upon the Effective Date, Mortgagee waives any right
Costs, Penalties, and                   to: (a) 50% of default rate interest accrued prior to the
Premiums:                               Confirmation Date; and (b) except as set forth below,
                                        any and all other accrued late charges, fees, penalties,
                                        and premiums.

                                        Upon payment in full of all amounts owed under the
                                        amended loan documents, and provided that there shall
                                        have been no uncured Default (as defined below),
                                        Mortgagee shall waive any right to: (a) the remaining
                                        50% of the default rate interest not waived on the
                                        Effective Date; and (b) any attorneys' fees and other
                                        out-of-pocket costs reasonably incurred by the
                                        Mortgagee prior to the Effective Date not recapitalized
                                        into the principal amount of the New Note or set forth
                                        on Schedule A.

Default:                                For the purposes of the immediately preceding
                                        settlement term only, "Default" shall refer to any of the
                                        following events: (a) the date of a sale, pursuant to a
                                        docketed foreclosure proceeding commenced by
                                        Mortgagee or their successors of any property secured

                                        by the New Note (and Mortgagee may include this debt
                                        in its bid price and/or calculation of debt at a sale); (b)
                                        the commencement of a voluntary case by the Debtors
                                        under any chapter of the Bankruptcy Code, or entry of
                                        an order for relief against the Debtors under any chapter
                                        of the Bankruptcy Code; or (c) failure to make any
                                        payment owed pursuant to the amended loan
                                        documents.

                                        The Debtors shall have one year from the date the
                                        Debtors receive written notice of Default from
                                        Mortgagee to cure any Default under (c) above;
                                        however, this one-year cure period shall not prohibit
                                        Mortgagee from exercising all rights and remedies
                                        during the one-year cure period, as provided in the loan
                                        documents or at law in the event of a default, monetary
                                        or otherwise.

Escrows for Taxes and                   Escrows shall be fully funded pursuant to the existing
Insurance:                              loan documents within 45 days of the Effective Date.
                                        All provisions in the existing loan documents
                                        concerning escrows for taxes and insurance shall
                                        remain unaffected by the occurrence of the
                                        Confirmation Date and the Effective Date.

Interest Accrued Between                All interest accrued on and after the Confirmation Date
Confirmation Date and                   but prior to the Effective Date shall be paid within ten
Effective Date                          (10) days of the Effective Date. If the Effective Date
                                        shall not have occurred by August 15, 2002, then the
                                        Debtors shall commence making monthly interest
                                        payments until the Effective Date occurs.

Other Terms                             All other terms in the loan documents not inconsistent
                                        with this settlement or the Plan (including the Debtors'
                                        post-Effective Date capital or equity structure) shall
                                        remain in effect.

ACCEPTED AND AGREED AS OF THIS 6TH DAY OF MAY, 2002

LaSalle Bank National Association, f.k.a.         FRANK'S NURSERY & CRAFTS, INC.
LaSalle National Bank, as Trustee under the
Pooling and Servicing Agreement dated as of
December 1, 1996 for Commercial Mortgage
Pass-Through Certificates, Series 1996-C2
By: J.E. Robert Company, Inc., its special
servicer



By: /s/ Debra H. Morgan                 By: /s/ Larry T. Lakin
    --------------------                    ----------------------
Title: Servicing Officer                Title: Vice Chairman & CFO

                         FNC Store 168 Proceeds Applicat

FNC Store                                                                      168

Sources:
9/17/01 Payoff                                                      $   915,048.28
Escrow balances                                                     $    34,304.99
                                                                    --------------
Total                                                               $   949,353.27

Uses:
Principal                                                           $   643,937.79
Interest at non-default rate                                        $    39,993.91
Costs                                                               $    10,142.60
Costs in process                                                    $     1,137.36
Late Fee (Jan 01 P&I due Feb 01)                                    $       319.98
Default Interest                                                    $    14,953.67
Prepayment Consideration                                            $   112,945.92
Rounding                                                            $        (0.01)
                                                                    --------------
                                                                    $   823,431.22

Overage (Shortfall)                                                 $   125,922.05




                                                 DEFAULT INTEREST CALCULATION


                                                              4.00%
                                            Begin    End       Days  Amount
                                          2/19/01    3/1/01     12   $      858.58
                                           3/1/01    9/1/01    180   $   12,878.76
                                           9/1/01   9/17/01     17   $    1,216.33
                                                              ----   -------------
                                                               209   $   14,953.67
                                                              ====   =============

Loans are cross-collateralized and cross-defaulted.

                         FNC Store 245 Proceeds Applicat


FNC Store                                                                      245

Sources:
3/7/01 Payoff                                                       $   833,004.00
Escrow balances                                                     $    37,405.93
                                                                    --------------
Total                                                               $   870,409.93

Uses:
Principal                                                           $   752,517.83
Interest at non-default rate                                        $    77,471.71
Expenses                                                            $    15,477.10
Late Fee (1/1/01 to 1/31/01 accrual)                                $       373.93
Default Interest                                                    $    31,605.75
Prepayment Consideration                                            $   116,905.76
                                                                    --------------
Releases                                                            $        75.00
                                                                    --------------
                                                                    $   994,427.08

Overage (Shortfall)                                                 $  (124,017.15)
Overage from Store 168 Proceeds                                     $   125,922.05
Overage (Shortfall)                                                 $     1,904.90




                                                  DEFAULT INTEREST CALCULATION

                                                                 4.00%
                                               Begin   End      Days  Amount
                                             2/19/01   3/1/01    12   $    1,003.36
                                              3/1/01   3/1/02   360   $   30,100.71
                                              3/1/02   3/7/02     6   $      501.68
                                                                ---   -------------
                                                                378   $   31,605.75
                                                                ===   =============

Loans are cross-collateralized and cross-defaulted.

                               SCHEDULE 3.03(k)-4


                             CRIIMI MAE TERM SHEET

                    CRIIMI MAE SERVICES LIMITED PARTNERSHIP
                                   TERM SHEET


Principal Amount of       Sum of: (a) principal amount owed as of the Petition
New Note:                 Date; (b) accrued non-default contract-rate interest
                          from the Petition Date until the Confirmation Date;
                          (c) the lesser of 50% of Mortgagee's reasonable attorneys' fees and $40,000; minus (c) amounts received by Mortgagee since the Petition Date, other than amounts received and applied by the Mortgagee in connection with the sale of store number 208, as set forth on Schedule A annexed hereto.


Interest Rate:            7.31% per annum beginning on the Confirmation Date,
                          subject to occurrence of the Effective Date.

Term:                     10 years from the Effective Date

Amortization              20 years from the Effective Date

Application of Asset      As reflected in the calculation of principal
Sale Proceeds:            set forth above, the Debtors waive any right
                          to challenge the Mortgagee's application of postpetition asset sale proceeds set forth on Schedule A.

Waiver of Default         Upon the Effective Date, Mortgagee waives any right
Interest, Costs,          to: (a) 50% of default rate interest accrued prior to
Penalties, and Premiums:  the Confirmation Date; (b) except as set forth below, any and all late charges, fees, penalties, and premiums.

                          Upon payment in full of all amounts owed under the amended loan documents, and provided that there shall have been no uncured Default (as defined below), Mortgagee shall waive any right to: (a) the remaining 50% of the default rate interest not waived on the Effective Date; and (b) any attorneys' fees and other out-of-pocket costs reasonably incurred by the Mortgagee prior to the Effective Date not recapitalized into the principal amount of the New Note or set forth on Schedule A.

Default: For the purposes of the immediately preceding settlement term only, "Default" shall refer to any of the following events: (a) the date of a sale, pursuant to a docketed foreclosure proceeding commenced by Mortgagee or their successors of any property secured by the New Note (and Mortgagee may include this debt in any bid price and/or calculation of debt at a sale); (b) the commencement of a voluntary case by the Debtors under any chapter of the Bankruptcy Code, or entry of an order for relief against the Debtors under any chapter of the Bankruptcy Code; or (c) failure to make any payment owed pursuant to the amended loan documents.

                          The Debtors shall have one year from the date the Debtors receive written notice of Default from Mortgagee to cure any Default under (c) above; however, this one-year cure period shall not prohibit Mortgagee from exercising all rights and remedies during the one-year cure period, as provided in the loan documents or at law in the event of a default, monetary or otherwise.

Escrows for Taxes         Escrows shall be fully funded pursuant to the
and Insurance:            existing loan documents within 45 days of the
                          Effective Date. All provisions in the existing loan documents concerning escrows for taxes and insurance shall remain unaffected by the occurrence of the Confirmation Date and the Effective Date.

Interest Accrued          All interest accrued on and after the Confirmation
Between Confirmation      Date but prior to the Effective Date shall be paid
Date and Effective        within ten (10) days of the Effective Date. If the
Date                      Effective Date shall not have occurred by August 15,
                          2002, then the Debtors shall commence making monthly interest payments until the Effective Date occurs.

Other Terms               All other terms in the loan documents not inconsistent
                          with this settlement or the Plan (including the Debtors' post-Effective Date capital or equity structure) shall remain in effect.

ACCEPTED AND AGREED AS OF THIS 6TH DAY OF MAY, 2002

CRIIMI MAE SERVICES LIMITED                     FRANK'S NURSERY & CRAFTS, INC.
PARTNERSHIP, as Sub-special
Servicer for State Street
Bank & Trust Company, as
trustee

By: /s/ D. J. Morakis                           By: /s/ Larry T. Lakin
   ----------------------                          ----------------------
Title: Asset Manager                            Title:

89-5051035
FRANKS NURSERY & CRAFTS #208
Investor 315
MLMI 1996 C2

Payoff Funds                                                       $1,037,053.39
Taxes                                                              $    1,777.76
Insurance                                                          $   11,889.14
Reserves                                                           $   53,945.73
                                                                   -------------
Available Payoff Funds                                             $1,104,666.02

Current Balance                                  $  591,438.08     $  591,438.08    To Principal
Accrued Interest(Net of ASER's)                  $   45,685.58     $   45,685.58    To Interest
P&I Adv Int                                      $    1,301.81     $    1,301.81    Suspense
Serv Adv Int                                     $           -     $           -    Suspense
Servicing Advances                               $           -     $           -    To PMI (Esc #4)
Criimi Advances                                  $   15,042.74     $   15,042.74    Suspense
Criimi Adv Int                                   $       49.16     $       49.16    Suspense
Default Interest                                 $   12,913.06     $   12,913.06
Late Fees                                        $    3,550.95     $    3,550.95
Yield Maintenance                                $  116,531.32     $  116,531.32
CMSLP Administrative Fee                         $      375.00     $      375.00

Funds Required for Full Payoff                   $  786,887.70     $  786,887.70    $                       - Loss on Payoff

Scheduled Balance                                $  577,973.12     $  577,973.12    $                       - Loss on Payoff
November Interest                                $    4,515.41     $    4,515.41
P&I Advances Outstanding                         $   54,635.13     $   54,635.13
Servicing Advances                               $           -     $           -
Criimi Servicing Advances                        $   15,042.74     $   15,042.74
P&I Advance Interest                             $    1,301.81     $    1,301.81
Servicing Adv Interest                           $           -     $           -
Criimi Serv Adv Int                              $       49.16     $       49.16
Default Interest                                 $   12,913.06     $   12,913.06
Late Fees                                        $    3,550.95     $    3,550.95
Yield Maintenance                                $  116,531.32     $  116,531.32
CMSLP Administrative Fee                         $      375.00     $      375.00

                                                 $  786,887.70     $  786,887.70    $                       - Loss on Payoff

Principal Recovery Fee from General Collections:                                    $     1,444.93



Excess Funds to be applied to Cross-Collateralized Loans                            $   317,778.32



Crossed-Loan                  ID    Actual Balance     Aggregate %  Curtailment  New Actual Bal
895051033                      95 $  614,843.24            17.98% $  57,133.40  $  557,709.84
895051034                      97 $  667,055.46            19.51% $  61,985.15  $  605,070.31
895051036                     100 $  764,278.29            22.35% $  71,019.43  $  693,258.86
895051037                     104 $  594,924.73            17.40% $  55,282.50  $  539,642.23
895051048                      96 $  778,681.51            22.77% $  72,357.83  $  706,323.68

                                  $3,419,783.23           100.00% $ 317,778.32  $3,102,004.91

                               SCHEDULE 3.03(k)-5

                         KEY BANK/PRUDENTIAL TERM SHEET

                              KEY BANK/PRUDENTIAL
                                   TERM SHEET



Principal Amount of       Sum of: (a) principal amount owed as of the Petition
New Note:                 Date; (b) accrued non-default contract-rate interest
                          from the Petition Date until the Confirmation Date;
                          and (c) $150,000 for expenses of counsel and costs

Interest Rate:            7% per annum beginning of the Confirmation Date,
                          subject to occurrence of the Effective Date.

Term:                     10 years from the Effective date

Amortization              20 years from the Effective date

Waiver of Default         Except for $150,000 in legal fees and costs referenced
Interest, Costs,          above, all default interest, costs, penalties, and
Penalties, and            premiums of any kind or nature as of the Effective
Premiums:                 Date shall be waived.

Escrows for Taxes         Escrows shall be fully funded pursuant to the existing
and Insurance:            loan documents within 45 days of the Effective Date.
                          All provisions in the existing loan documents concerning escrows for taxes and insurance shall remain unaffected by the occurrence of the Confirmation Date and the Effective date.

Interest Accrued Between  All interest accrued on and after the Confirmation
Confirmation Date and     Date but prior to the Effective Date shall be paid
Effective Date            within ten (10) days of the Effective Date.

Other Terms               All other terms in the loan documents shall remain in
                          effect. If the Effective Date shall not have occurred by August 15, 2002, then the Debtors shall commence making monthly interest payments until the Effective
                          Date occurs. If the Effective Date shall not have occurred by September 20, 2002, then either party may terminate this settlement agreement upon 10 days' written notice; in such event, this settlement agreement shall be void and the parties reserve their respective rights.

                          The loan documents are subject to reasonable modifications to effect this settlement agreement and may include, without limitation, an Amended and Restated Promissory Note.

ACCEPTED AND AGREED AS OF THIS 7TH DAY OF MAY, 2002

THE TRUST BY ITS AUTHORIZED                     FRANK'S NURSERY & CRAFTS, INC.
AGENT KEYCORP REAL ESTATE
CAPITAL MARKETS

By: /s/ CLARK ROGERS                            By: /s/ LARRY T. LAKIN
   ------------------------                         ------------------------
Title: Senior Asset Manager                     Title: Larry T. Lakin

                               SCHEDULE 3.03(k)-6

                               MIDLAND TERM SHEET

                                    MIDLAND
                                   TERM SHEET

Note A        Principal Amount:   Principal and accrued nondefault interest through the Confirmation Date minus principal and interest paid by Mortgagee to the Trust beneficiaries during the pendency of Debtors' cases.

              Interest Rate:      7.6% per annum interest shall be paid monthly beginning on the Confirmation Date.
                                  Principal and interest payments shall be paid monthly beginning on the Effective Date.

              Term:               10 years from the Effective Date

              Amortization:       20 years from the Effective Date

              Other Terms:        The capital expenditure reserves shall be eliminated. All other terms in the loan documents not inconsistent with this settlement or the Plan (including the Debtors'
                                  post-Effective Date capital or equity structure) shall remain in effect. All prepayment premium and yield maintenance provisions shall continue to be enforceable.

Note B        Principal Amount:   Sum of: (a) the amount of principal and interest paid by Mortgagee to Trust beneficiaries during pendency of Debtors' cases; (b) $53,738.39, consisting of out-of-pocket expenses incurred by Mortgagee in connection with the Debtors' cases, other than for counsel; (c) reasonable, documented fees and expenses of counsel incurred by Mortgagee in connection with the Debtors' cases, up to a maximum of
                                  $215,000; and (d) advance interest through the Confirmation Date (subject to appropriate adjustment).

              Interest Rate:      Prime plus 0.25%, per annum, beginning on the Confirmation Date. Principal and interest payments as described herein shall be paid monthly beginning on the Effective



                                  Date.

              Term:               10 years from the Effective Date

              Amortization:       20 years from the Effective Date such that the principal payment made each month shall be equal to the principal payment due according to an amortization schedule at 7%
                                  interest. In addition to the principal payment, interest will be paid on the then outstanding principal balance on a monthly basis.

              Other Terms:        Prepayment premiums and capital expenditure reserve requirements eliminated. All other terms in the loan documents not inconsistent with this settlement or the Plan
                                  (including the Debtors' post-Effective Date capital or equity structure) shall remain in effect.
Application
of Unapplied
Asset Sales
Proceeds and
Existing
Reserves

              Amount Available    (a) Net proceeds from sale of store 135; (b) unapplied net proceeds from sale of store
              for Application:    167; and (c) all amounts contained in the existing capital expenditure reserves for all stores.

              Order of            First, to principal and non-default rate contractual interest attributable to store
              Application upon    135;
              the earlier of the
              Effective Date or   Second, to principal balance of Note A, until such principal amount is reduced to $6.2
              the date proceeds   million;
              are received by
              the Debtors, not
              subject to the
              occurrence of
              the Effective Date:
                                  Third, to principal balance of Note B.

Waiver of                         Except for any amounts included in the Note B principal amount, upon the Effective
Default                           Date, Mortgagee waives any right to default rate interest, and any and all other late
Interest,                         charges, fees, penalties, and premiums accruing on or prior to the
Costs,
Penalties,
and Premiums:


                                                           2

                                  Effective Date.

Escrows for Taxes                 Escrows shall be fully funded pursuant to the existing loan documents within 45 days
and Insurance:                    of the Effective Date. Existing tax escrows attributable to sold stores shall be reallocated pro rata to remaining stores.

Interest Accrued                  All interest accrued on and after the Confirmation Date shall be paid within ten (10)
Between Confirmation              days of the Effective Date. If the Effective Date shall not have occurred by August
Date and Effective                15, 2002, then the Debtor shall commence making monthly interest payments until the
Date:                             Effective Date occurs. If the Effective Date shall not have occurred by September 20, 2002, then either party may terminate this agreement upon 10 days' written notice; in such event, this agreement shall be void and the parties reserve their respective rights.


LaSalle Bank N.A., f/k/a LaSalle National         FRANK'S NURSERY & CRAFTS, INC.
Bank, as Trustee for the Registered Certificate
Holders of Midland Realty Acceptance Corp.
Commercial Mortgage Pass-Through
Certificates, Series 1996-C1, acting
through its special servicer Midland Loan
Services, Inc.

By: /s/ Michael E. Wadhams                        By: /s/ Larry T. Lakin
  -------------------------                          --------------------------
Title: Senior Asset Manager                       Title:
       5/7/02

                SCHEDULE 3.04 -- CLASS 4 -- OTHER SECURED CLAIMS

                                      NONE

                                        SCHEDULE 4.05(a)

                            KIMCO REALTY CORPORATION
                            3333 NEW HYDE PARK ROAD
                            NEW HYDE PARK, NY 11042

                                                               February 11, 2002

Frank's Nursery & Crafts, Inc.
1175 West Long Lake Road
Troy, Michigan 48098
Attn:  Mr. Steven Fishman
       Mr. Larry Lakin

                      Commitment Letter For Exit Financing

Gentlemen:

         On February 19, 2001 (the "Petition Date"), Frank's Nursery & Crafts, Inc. (the "Company"), and FNC Holdings, Inc. ("FNC"), filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code (the "Code") in the United States Bankruptcy Court for the District of Maryland (the "Bankruptcy Court"). You have advised Kimco Realty Corporation and its affiliates ("Kimco") that the Company has filed, or will be filing, a proposed Plan of Reorganization and a Disclosure Statement (the "Plan"). As used herein, the term "Closing Date" shall mean the date on which the Plan becomes effective.

         You have further advised Kimco that to consummate the Plan, the Company will require exit financing on the Closing Date consisting of, among other things, a $20 million term loan (the "Term Loan") and a $10 million revolving credit facility (the "Revolving Facility") to be used (i) to repay certain loans under the existing Debtor-in-Possession Credit Agreement (the "DIP Loan"), (ii) to provide for working capital requirements and general corporate purposes of the Company and FNC, and (iii) to make certain payments to creditors under the Plan.

         Kimco is pleased to advise you of its commitment, substantially upon the terms and subject to the conditions set forth in this Commitment Letter and in the Outline of Terms and Conditions attached as Exhibit A hereto (the "Term Sheet"), to provide the Company with the $20 million Term Loan and the $10 million Revolving Facility (collectively, the "Facility"), all of the Company's obligations under which will be guaranteed by FNC (to the extent still in existence) and shall be secured as described in the Term Sheet.

         In the event that Kimco seeks to syndicate all or any portion of the Term Loan and Revolving Facility, the Company agrees to cooperate with Kimco in connection with such syndication and the Company acknowledges that prior to the Closing Date the structure of the transaction and the terms and conditions thereof may change to ensure a successful syndication, provided that, the total amount available to the Company shall remain unchanged and the remaining terms of the Facility shall be no less favorable to the Company in the aggregate.

         Kimco's commitment to provide the Term Loan and Revolving Facility is subject to the entry by the Bankruptcy Court of an order satisfactory in form and substance to Kimco approving the Term Loan and Revolving Facility (the "Approval Order") and the execution and delivery of definitive documents satisfactory in form and substance to Kimco. Such documents shall be consistent with the terms hereof and the annexed term sheet.

         Kimco's commitment is also subject to (i) Kimco's satisfaction with, and the approval by the Bankruptcy Court of, the liens to be granted to secure the Term Loan and the Revolving Facility as more fully set forth in the Term Sheet and all definitive documentation in connection therewith, and all actions to be taken, undertakings to be made and obligations to be incurred by the Company and FNC in connection with the Term Loan and Revolving Facility (all such approvals to be evidenced by the entry of one or more orders of the Bankruptcy Court satisfactory in form and substance to Kimco, which orders shall, among other things, approve the payment by the Company of all of the fees that are provided for in the Term Sheet); (ii) the other conditions set forth or referred to in the Term Sheet; (iii) delivery to Kimco of financial information, budgets and projections regarding the confirmation of the Plan and the reorganization of the Company and the Other Debtors (which Kimco acknowledges has already been delivered); (iv) entry by the Bankruptcy Court of an order, in form satisfactory to Kimco, confirming the Plan; (v) the Approval Order and the Interim Order (defined below) shall be final; (vi) no stay of the order confirming the Plan or the Interim Order or the Approval Order shall be in effect; (vii) the Plan shall have become effective in accordance with its terms; and (viii) payment of all fees and expenses set forth in the Term Sheet on or before the dates set forth therein or herein.

         You hereby represent and covenant that (a) all information concerning the Company, FNC and other affiliates of the Company (the "Information") that has been or will be made available to Kimco by you or any of your authorized representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstance under which such statements are made and (b) all financial projections concerning the Company, FNC and other affiliates of the Company (the "Projections") that have been or will be prepared by you and made available to Kimco has been or will be prepared in good faith based upon reasonable assumptions. In arranging the Term Loan and Revolving Facility, Kimco will be using and relying on the Information and the Projections without independent verification thereof.

         Kimco hereby represents that it has the funds available to extend the Facility referenced herein.

         As consideration for the commitment and agreements of Kimco hereunder, the Company agrees that it will pay to Kimco (i) the fees set forth in the Term Sheet, (ii) reasonable fees and expenses of Kimco's counsel and (iii) out-of-pocket costs incurred by Kimco in connection with the preparation, execution and delivery of this letter and the definitive financing agreement and the recordation and perfection of all liens and mortgages granted to Kimco. Once paid, the fees shall not be refundable.

         By your signature below, you further agree that you will indemnify and hold harmless Kimco and its respective officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages and liabilities to which any such person may become subject arising out of or in connection with any claim, litigation, investigation or proceeding, regardless of whether any of such indemnified parties is a party thereto, relating to this Commitment Letter, the Term Sheet or any related transaction or relating to the acts or omissions of the Company or FNC or their agents or employees in connection with these Chapter 11 cases or the Plan or the intended use of any of the loans described herein, and to reimburse each of such indemnified persons, from time to time upon their reasonable demand, for any legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnifed person, apply to losses, claims, damages, liabilities or related expenses to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such indemnifed person nor the Company or FNC or their respective officers, directors, employees, affiliates, agents or controlling persons shall be liable for any special, indirect, consequential or punitive damages in connection with this Commitment Letter or the transactions contemplated hereby.

         This Commitment Letter shall not be assignable by you or Kimco without the other's prior written consent, and may not be amended or any provision hereof waived or modified expect by an instrument in writing signed by you and Kimco.

         This Commitment Letter will be governed by, and construed in accordance with, the laws of the State of New York.

         On or before the date on the hearing on the adequacy of the disclosure statement, you shall file with the Court and serve on creditors a motion (acceptable in form and substance to Kimco), seeking (i) authority to pay the "Termination Fee" described in the Term Sheet, (ii) authority to pay the portion of the fees and expenses due upon execution of this Commitment Letter and upon the Closing Date, and (iii) approval of the indemnification set forth above (such order approving the fees in (i), (ii) and (iii) herein being referred to as the "Interim Order").

         If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to us the enclosed duplicate originals (or facsimile counterparts) of this Commitment Letter by 5 p.m. (New York City time) on February 14, 2002. Kimco's commitment hereunder shall expire at such time without further obligation on the part of any party hereto unless prior to such time Kimco shall have received originals of this Commitment Letter executed by the Company. In addition, Kimco's commitment hereunder shall expire on May 30, 2002, unless, prior to that time, the Bankruptcy Court shall have entered the Interim Order. In the further event that the Interim Order is entered, Kimco's Commitment hereunder shall expire 120 days after the entry of the Interim Order unless



                                       -3
the Closing Date shall have occurred and all fees paid, or an extension has been granted in a writing signed by Kimco.

         The compensation and indemnification provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Kimco's commitment hereunder.

         This Commitment Letter may be executed in any number of counterparts, each of which will be an original and all of which, when taken together, will constitute one agreement.

                                                   Very truly yours,


                                                   KIMCO REALTY CORPORATION

                                                   By /s/ Michael V. Pappagallo
                                                     --------------------------

                                                     Name: Michael V. Pappagallo
                                                     Title: Vice President /CFO

Accepted and agreed to as of
the date first above written:

FRANK'S NURSERY & CRAFTS, INC.

By:
   ---------------------------
   Name:
   Title:

the Closing Date shall have occurred and all fees paid, or an extension has been granted in a writing signed by Kimco.

         The compensation and indemnification provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Kimco's commitment hereunder.

         This Commitment Letter may be executed in any number of counterparts, each of which will be an original and all of which, when taken together, will constitute one agreement.

                                                   Very truly yours,


                                                   KIMCO REALTY CORPORATION

                                                   By
                                                     --------------------------

                                                     Name:
                                                     Title:

Accepted and agreed to as of
the date first above written:

FRANK'S NURSERY & CRAFTS, INC.

By: /s/ Larry T. Lakin
   ---------------------------
   Name: Larry T. Lakin
   Title: Chief Financial Officer

Revised Term
Sheet Proposal:            Kimco/Frank's Real Estate Financing

Loan Amount:               $30 Million of which $20 million will be a term loan
                           and $10 million will be a revolving line of credit

Term: Three Years from Plan's Effective Date (see extension right below)

Interest Rate:             10.25%; Interest is Payable Quarterly in Arrears

Amoritization:             None

Loan Fee:                  $300,000 paid $75,000 at closing and $75,000 on each
                           of the 90th, 180th and 270th day after closing. If the transaction does not close for any reason, Debtor shall reimburse Kimco for reasonable legal fees and out-of-pocket expenses relating to this transaction.

Expense Deposit:           $100,000 payable upon execution of the Commitment
                           Letter, which sum shall be held by Kimco and applied at closing against legal fees and out-of-pocket expenses incurred by Kimco in connection with this financing, with any balance remaining to be applied against the first installment of the Loan Fee.

Extension:                 Provided no event of default exists, up to 2-year
                           extension of up to the full principal amount upon payment of a fee of 1%; rate during extension period to be 10.75%. The period of the extension, the type of facility and the principal amount of the loan to be extended each shall be at the option of Frank's, with the fee to be 1% of amount extended pro-rated to the extent the term is less than 2 years.

Collateral:                All owned and leased real estate other than
                           properties currently held for sale and properties currently encumbered by mortgages other than the mortgage in favor of the DIP lender. The owned stores shall be those listed on Schedule A attached hereto. (Lender will consider excluding certain leased real estate where value of lease may not justify costs of collateralization.) The Company may sell collateral in arms-length transactions and at fair market prices, with the net proceeds to be a mandatory prepayment of the term loan and, thereafter, to the revolver, provided that, no more than 10 properties may be sold without Kimco's prior consent.

Partial
Convertibility:            A portion of the loan amount (up to $6.75 million)
                           may be converted, at Lender's sole discretion, to common equity of the company at a conversion price equal to $1.15 per share (the Ascribed Value, as defined in the Plan of Reorganization). Conversion right expires on the later of (a) the third anniversary from financing or (b) payment in full of the loan. Unless and until any amount is drawn under the revolving line of credit, the conversion amount shall be limited to $5.75 million. Upon a draw under the revolving right of credit, the conversion amount shall be up to

                           $6.75 million notwithstanding the subsequent reduction of the outstandings under the revolver at zero. If the equity conversion is made by Lender at a time when the amount to be converted exceeds the outstanding term loan balance, then Lender shall pay the difference to the Company (so, by way of example, if Lender elects to convert $5.5 million of term debt when the balance of the term loan is only $5 million, then the $5 million debt will be reduced to zero and Lender would contribute an additional $.5 million). The conversion features described herein may be documented either as part of the term loan or as a separate, stand-alone warrant agreement, at Lender's election.

Prepayment:                Company may prepay the loan in whole or in part
                           without penalty.

Due Diligence:             Due Diligence shall be limited to a review of the
                           leases, title, survey and current environmental reports. For leases, such due diligence period shall expire twenty (20) days after execution of the Commitment Letter, and for all other matters the diligence period shall expire twenty (20) days after the delivery of such item or document to Kimco.

Conditions:                Court approval and execution of definitive documents.

Covenants:                 There will be no financial covenants.

Revolving Line
of Credit:                 Frank's may draw down on this line at any time as
                           long as there are no defaults on either the term loan or the Congress Financial Revolving Loan.

Termination
Fee: The Company shall have the right to terminate the commitment, in whole or in part, prior to the closing, provided that (i) in such event Kimco shall be for its reasonable legal fees and out-of-pocket costs incurred by Kimco relating to this transaction, and (ii) if an alternative real estate based transaction is entered into by the Company within six
                           (6) months after the termination, then Kimco shall also be paid a fee of 1%.

                                   SCHEDULE A
                                   ----------

                              List of Owned Stores
                              --------------------

                                                                 ZIP
STORE #    STORE ADDRESS               CITY               STATE  CODE   COUNTY

    5      25488 Michigan Ave.            Dearborn Heights  MI   48125  Wayne
   26      7141 E. Broad                  Columbus          OH   43213  Franklin
   27      5500 W. Broad St.              Columbus          OH   43228  Franklin
   29      1133 Coliseum Blvd.            Ft. Wayne         IN   46805  Allen
   30      47340 Van Dyke                 Utica             MI   48317  Macomb
   45      7940 Penn Ave. S               Bloomington       MN   55431  Hennepin
   81      3001 28th St. SW               Grandville        MI   48418  Kent
   84      43473 Ford Rd.                 Canton Twp.       MI   48188  Wayne
   85      325 Mall Dr.                   Portage           MI   49002  Kalamazoo
   86      8032 Ken-18 Burlington Pk.     Florence          KY   41042  Boone
   87      3720 95th St.                  Evergreen Park    IL   60805  Cook
   88      720 N. Green Bay Rd.           Waukegan          IL   60087  Lake
   90      2999 E. Lincoln Hwy.           Merrillville      IN   46410  Lake
 92/401    15300 Hall Rd.                 Clinton Twp.      MI   48038  Macomb
   93      5737 S. Pennsylvania           Lansing           MI   48911  Eaton
   94      9142 Telegraph                 Toledo            OH   43612  Lucas
   98      1950 State St.                 St. Charles       IL   60174  Dupage
   102     10901 Bustleton                Philadelphia      PA   19116  Philadelphia
   103     3707 Coon Rapids Blvd.         Coon Rapids       MN   55433  Anoka
   104     10550 Reistertown Rd.          Owings Mills      MD   21117  Baltimore
   105     190 W. Lincoln Hwy.            Exton             PA   19341  Chester
   107     1520 Aurora                    Naperville        IL   60563  Dupage
   112     255 89th Ave.                  Blaine            MN   55434  Anoka
   118     4356 Pierson Rd.               Flint             MI   48504  Genesee
   134     15031 Manchester Rd.           Ballwin           MO   63011  St. Louis
   141     7456 S. State Rd.              Bedford Park      IL   60638  Cook
   151     2295 10 Mile Rd.               Warren            MI   48091  Macomb
   188     448 N. Lexington Pkwy.         St. Paul          MN   55104  Ramsey
   202     3365 Highland Ave.             Cincinnati        OH   45213  Hamilton
   213     4902 Cortez Rd.                Bradenton         FL   34210  Manatee
   219     3075 Mille Rd.                 Columbus          IN   47203  Bartholom
   240     7325 Old Troy Pike             Huber Heights     OH   45424  Montgomery
   266     10808 Montgomery Rd.           Cincinnati        OH   45242  Hamilton
   267     1910 E. Ireland Rd.            South Bend        IN   46614  St. Joseph
   286     2145 Hwy. 35                   Sea Girt          NJ   98750  Monmouth
   297     2051 N. Rte. 83                Round Lake Beach  IL   60046  Lake
   605     210 Monmouth Rd.               West Long Branch  NJ   07764  Monmouth
   624     840 Route 46                   Kenvil            NJ   07847  Morris
   625     2931 Highway 35                Hazlet            NJ   07730  Monmouth
   638     4250 Route 9 South             Howell            NJ   07731  Monmouth

                                SCHEDULE 4.05(b)

                  [CONGRESS FINANCIAL CORPORATION LETTERHEAD]

[FIRST UNION* LOGO]


                                February 8, 2002


Frank's Nursery & Crafts, Inc.
1175 West Long Lake Road
Troy, Michigan 48098
Attention:  Larry T. Lakin

          Re:  $50,000,000 Senior Secured Credit Facility

Ladies and Gentlemen:

          In accordance with our recent discussions, Congress Financial Corporation (Central) ("Congress") is pleased to issue its commitment (the "Commitment") to provide a $50,000,000 senior secured credit facility (the "Credit Facility") to the Borrower described below, subject to the terms and conditions set forth herein. Although Congress is committed to provide the entire Credit Facility, Congress reserves the right, as discussed in more detail below, to form a syndicate of financial institutions to provide the Credit Facility.

          Subject to the satisfactory completion of each of the conditions set forth herein, the Credit Facility shall be structured as follows:

1.            Loan Structure:

     a. Borrower: Frank's Nursery & Crafts, Inc., a reorganized debtor under a plan of reorganization (the "Plan of Reorganization") confirmed in Case No. 01 52415 (the "Bankruptcy Case") commenced under Chapter 11 of the Bankruptcy Code of the United States Bankruptcy Court for the District of Maryland (Baltimore Division) (the "Bankruptcy Court").

     b.       Agent: Congress.

     c. Lenders: Congress and such other financial institutions as Congress shall select.

     d.       Maximum Credit Line: $50,000,000.

     e. Revolving Loan: Revolving advances up to the lesser of (i) the Maximum Credit Line, less the aggregate letters of credit outstanding under the Letter of Credit Subline described in Section 1.f below; and (ii) the sum of (a) the lesser of (x) eight-five percent (85%) of the amount of net eligible accounts due

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 2


              from major credit card processors or (y) an amount equal to $6,000,000, plus (b) the lesser of (x) seventy percent (70%) of the Cost (as defined on Annex A) of eligible inventory of Borrower (subject to adjustment based on the results of the Hilco appraisal currently in process) or (y) eighty-five percent of the Net Recovery Rate (Cost) (as defined on Annex A) of the Cost of eligible inventory of Borrower, less (c) the Letter of Credit Reserve (as defined on Annex A), and less (d) reserves established by Agent in good faith (including, without limitation, a reserve for shrink, a reserve for sales and other taxes and other charges which have priority over Agent's lien on the Specified Collateral (as defined on Annex A), a reserve for customer credits (e.g., gift certificates, merchandise credits and similar liabilities of Borrower to its customers), a rent reserve for inventory at the stores or at third party warehouses if landlord waivers are not obtained, a reserve for, amounts collected by Borrower and payable to vendors under consignment or purchase money financing arrangements and a reserve for claims under the Plan of Reorganization which have priority over Agent's lien on the Specified Collateral. The sum of (a) and (b) less (c) and (d) of the foregoing clause (ii) is hereafter referred to as the "Borrowing Base".

              Eligible accounts will be defined more specifically in the Loan Documents, but will not include: (i) accounts unpaid more than 5 days past the original transaction date; (ii) accounts which are disputed, are with recourse or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback); or
              (iii) any account customarily deemed ineligible by Agent in good faith.

              Eligible inventory will be defined more specifically in the Loan Documents, but will not include (i) inventory deemed to be obsolete, slow moving or used; (ii) inventory not located in the United States; (iii) inventory in-transit, (iv) consigned inventory, (v) inventory held for return to vendors, (vi) vendor allowances, (vii) out-of-season outdoor live plants, trees and shrubs, (viii) out-of-season fresh Christmas trees, wreaths and plants, (ix) packaging, (x) damaged or defective inventory; or
              (x) any other inventory customarily deemed ineligible by Agent in good faith.

         f. Letter of Credit Subline: $25,000,000 in letters of credit (or guaranties thereof) on behalf of Borrower not to exceed the amount by which the Borrowing Base exceeds the outstanding Revolving Loans.

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 3



          Borrower will be charged a letter of credit fee equal to the L/C rate in Section 4 set forth below times the average undrawn amount of all outstanding letters of credit, payable monthly in arrears, plus issuing bank charges.

2. Purpose: Loan proceeds shall be used to (i) repay Borrower's secured working capital and other indebtedness on the effective date (the "Effective Date") of the Plan of Reorganization; (ii) otherwise enable Borrower to consummate the Plan of Reorganization on the Effective Date; and (iii) for general corporate purposes.

3. Term of Facility/Early Termination Fee: Three years. In the event of early termination (whether voluntarily by Borrower, as a result of an event of default, or otherwise), Borrower shall pay an early termination fee of two percent (2%) of the Maximum Credit Line if terminated during the first year of the Credit Facility, one percent (1%) of the Maximum Credit Line if terminated during the second year of the Credit Facility, and one-half of one percent (0.5%) of the Maximum Credit Line if terminated after the second anniversary and prior to the third anniversary of the date of closing or at any other time prior to the end of the then current term. Commencing on its initial term, the Credit Facility will be automatically renewable for one year periods unless either party gives sixty (60) days prior written notice to the other party of its intent to terminate.

4. Interest Rate: The rate of interest charged on the Revolving Loans shall be a per annum rate equal to the Applicable Margin set forth below above the prime rate publicly announced by First Union National Bank or a per annum rate equal to the Applicable Margin set forth below above the Adjusted Eurodollar Rate (as defined in Annex A). Interest and letter of credit fees shall be calculated on the basis of a 360 day year and actual days elapsed, and shall be payable monthly in arrears. All collections and remittances shall be directed to a blocked account and shall be subject to a one business day charge after receipt of good funds by Agent. Upon the occurrence and during the continuation of an event of default, no Eurodollar Rate loans will be permitted and all obligations will bear interest at a per annum rate equal to two (2.00) percentage points above the otherwise applicable interest rate and the letter of credit fee will be increased by two (2.00) percentage points. The Applicable Margin shall be as follows:

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 4


                                                  Prime        Eurodollar
                                                Applicable     Applicable   L/C
                                                  Margin         Margin     Rate
             When Excess Availability Is:
               $25,000,000 or greater            0.25%           2.75%     2.00%
               $14,000,000 to $24,999,999        0.50%           3.00%     2.25%
               Less than $14,000,000             0.50%           3.25%     2.50%

             Until the end of the first six full calendar months following the date the initial loans are made hereunder (the "Closing Date"), the Applicable Margin for prime loans shall not be less than one-half of one percent (0.50%), the Applicable Margin for eurodollar rate loans shall not be less than three percent (3.00%) and the L/C Rate shall not be less than two and one-quarter percent (2.25%). Thereafter, the Applicable Margins and LC rate shall adjust based on the average daily Excess Availablility (as defined on Annex A) for the immediately preceding month.

             Eurodollar rate loans shall be subject to certain conditions to be set forth in the Loan Documents, including the following: (i)) all Eurodollar loans shall be available in interest periods of thirty
             (30) days, sixty (60) days, or ninety (90) days, as selected by Borrower; and (ii) Borrower shall be responsible for any Eurodollar contract breakage fees (but shall not include lost profits) or other associated costs, as determined by Agent.

     5. Fees: Borrower shall pay to Congress a non refundable Commitment Fee equal to $250,000 upon approval of the Bankruptcy Court; provided, that if such approval is not obtained on or before March 11, 2002, this Commitment shall terminate. Borrower shall pay to Congress a closing fee in the amount of $250,000 on the Closing Date. In addition, an unused line fee of one-quarter of one percent (0.25%) per annum shall be charged and payable monthly in arrears by Borrower, based on the difference between the Maximum Credit Line and the average monthly borrowings and letters of credit outstanding during the preceding month, and (b) a servicing fee of $10,000 for each calendar quarter or part thereof shall be charged and payable quarterly in advance by Borrower.

     6.           Collateral Support: The Credit Facility shall be secured by
             (a) a first priority, perfected security interest in all of the Specified Collateral and (b) a second priority, perfected security interest in all other personal property of Borrower (other

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 5


         than specified equipment acceptable to Congress that is subject to a lease or other financing arrangement that prohibits such security interest in favor of Congress).

7. Periodic Loan Maintenance Charges: Borrower shall reimburse Agent for audit, appraisal, and valuation fees and charges as follows
         (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each collateral audit of Borrower performed by personnel employed by Agent, (ii) out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third persons to perform collateral audits of Borrower, to appraise the Collateral, or any portion thereof.


8. Conditions Precedent: Congress' obligation to extend credit to Borrower shall be subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to Congress:


         a. Borrower shall have obtained confirmation of the Plan of Reorganization, which Plan of Reorganization shall provide for the Credit Facility, shall contain terms and provisions acceptable to Congress and shall otherwise be in form and substance acceptable to Congress.


         b. The Plan of Reorganization shall have been confirmed by a final order entered by the Bankruptcy Court (the "Confirmation Order"), in form and substance acceptable to Congress, and which has not been stayed by the Bankruptcy Court or by any other court having jurisdiction to issue any such stay. The Confirmation Order shall have been entered upon proper notice to all parties to be found by the Plan of Reorganization, all as may be required by the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and any applicable local bankruptcy rules. In addition to the foregoing, the time to appeal the Confirmation Order must have expired, no appeal or petition for review, rehearing or certiorari with respect to the provisions of the Confirmation Order may be pending that (i) would be material, (ii) related to the Credit Facility or
                  (iii) related to the effectiveness of the Plan of Reorganization, and the Confirmation Order must otherwise be in full force and effect.

         c. The Plan of Reorganization shall have been consummated and the Effective Date thereunder shall have occurred.

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 6


         d. The loans shall be made pursuant to, and subject to, the terms of loan agreements, notes, and other financing documents (the "Financing Documents") executed and delivered by Borrower on or prior to the closing date, containing such representations, warranties, covenants (affirmative and negative), conditions to funding, events of default, indemnification provisions, agency provisions, co-lender provisions and yield protection provisions as are customary, in Congress' experience, for a transaction of this type. Without limiting the foregoing, the loan agreement shall contain covenants that Borrower shall be required to maintain
                  (i) minimum Excess Availability (as defined on Annex A) of $3,000,000 at all times, (ii) minimum EBITDA in amounts to be determined prior to closing, (iii) minimum accounts payable to inventory levels in amounts to be determined prior to closing. The covenants in (ii), (iii) and (iv) shall be tested monthly and only if Excess Availability is less than $9,000,000 or there is a default under our Loan Documents.

         e. Borrower shall have executed and/or delivered, or caused to be delivered, to Congress at or prior to the closing date, such security agreements, financing statements, fixture filings, inter-creditor agreements, deeds of trust, mortgages, blocked and depository account agreements, credit card processor agreements, landlord waivers (alternatively, Agent shall establish an appropriate lease reserve), bailee agreements, and other agreements affecting the Collateral, insurance certificates and endorsements, and other documentation relative to the liens and security interest in the Collateral as Congress may reasonably request (the "Security Documents"). Each of the Financing Documents and the Security Documents (collectively, the "Loan Documents") shall be governed by the law of the State of Illinois and shall need to be in form and substance reasonably satisfactory to Congress and its counsel.

         f. Congress shall have completed all lien searches with respect to the Collateral. The financing statements, fixture filings, deeds of trust, mortgages, and other Documents related to perfection of Congress' interests in the Collateral shall have been filed or recorded in all appropriate jurisdictions and, with respect to financing statements, Congress shall have received searches reflecting title insurance (with endorsements specified by Congress) and ALTA surveys with respect to the real property of Borrower that is part of the Specified Collateral.

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 7


         g. Congress shall have received such opinions of Borrower's counsel and such advice of Congress' counsel as Congress shall require, which opinions and/or advice shall be in form and substance satisfactory to Congress and its counsel.

         h. Borrower shall have delivered such certified articles of incorporation, good standing certificates, secretary's certficates and other corporate documents as Congress requests.

         i. Borrower shall, at closing, have Excess Availability under the Credit Facility in an amount acceptable to Congress.

         j. Borrower shall have consummated its real estate financing arrangement with KIMCO, which arrangement shall be on terms and conditions set forth in the term sheet attached hereto as Annex C.

         k. Receipt and satisfactory review of the Hilco inventory appraisal and Loewe-Adler real estate appraisals. Based on the inventory appraisal results, Congress will establish sub-limits and an advance rate matrix for various categories of inventory and seasons.

         l. Borrower shall pledge eight unencumbered real estate properties (listed on Annex B) as additional collateral and if such property is sold, reserves against the Borrowing Base may be established in a manner to be determined prior to the Closing Date.

         m. Quarterly inventory appraisal updates, at the expense of Borrower, by independent appraisers acceptable to Congress.

         n. Congress shall have completed its environmental due diligence of Borrower and the results thereof shall be satisfactory to Congress.

         o. Congress shall have completed its field examination and a pre-closing collateral update and the results thereof shall be satisfactory to Congress.

         p.        Congress shall have completed its legal due diligence.

         q. There shall have been no material adverse change in the business, operations, assets, financial condition or prospects of Borrower since December 2, 2001.

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 8


9. Loan Origination Costs: Borrower shall pay for all of Congress' incurred costs and expenses incurred in connection with the proposed financing transaction including field examination costs and out-of-pocket expenses incurred by field examiners (at a rate of $750 per examiner per day) and appraisers in verifying Borrower's records and assets, Congress' reasonable legal expenses for advice in preparing documents in connection with the proposed loan, and any filing and search fees. Borrower's reimbursement obligations set forth herein shall apply whether or not the Credit Facility closes, and Congress' right to receive reimbursement of all costs and expenses incurred in connection with Borrower's account and the Credit Facility shall be entitled to priority as an Administrative Expense claim under Section 503(b)(1) of the Bankruptcy Code, and to immediate payment upon demand by Congress without any further order of the Bankruptcy Court, whether or not the Credit Facility closes.

10. Expense Deposit: In connection with the requested financing, Borrower understands that Congress will continue to make certain financial, legal and collateral investigations and determinations. Borrower has previously deposited with Congress the sum of $100,000 against the expenses of Congress pursuant to the terms of Section 8 of the proposal letter between Congress and Borrower dated January 18, 2002. Congress requests that Borrower pay an additional deposit of $100,000 (the "Deposit") to Congress to be paid upon approval of the Creditors' Committee; provided, that if such approval is not obtained on or before February 22, 2002, this Commitment shall terminate.

         The terms and provisions of this letter shall be of no force or effect unless Borrower delivers to Congress, on or before March 11, 2002, a copy of an order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance acceptable to Congress, authorizing Borrower's payment to Congress of the Commitment Fee and the Deposit (the "Designated Fees"), and otherwise authorizing Borrower's acceptance of this letter, which order shall specifically provide that Congress' right to receive the Commitment Fee and Deposit, and to reimbursement of all costs and expenses incurred in connection with Borrower's account and the Credit Facility shall be entitled to priority as Administrative Expense claims under Section 503(b)(1) of the Bankruptcy Code, and to immediate payment upon demand by Congress without any further order of the Bankruptcy Court, whether or not the Credit Facility closes.

         Such deposits, together with any other deposits at any time received by Congress from or on behalf of Borrower, will be held by Congress and will be applied to the expenses of Congress as and when they are incurred, and Congress will provide supporting documentation for such expenses. If (i) the transactions contemplated

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 9


         hereby do not close on or before May 31, 2002, whether as a result of Borrower's election to not close the transactions contemplated hereby with Congress or a failure to fulfill any of the conditions precedent set forth herein, or (ii) Borrower intentionally misleads Congress or intentionally fails to disclose material information which, if disclosed, would have a material adverse impact on the loan approval, then in each case Congress shall be entitled to retain the full amount of the Deposit and any other deposits, irrespective of the amount of the expenses incurred by Congress. The retention by Congress of the balance of the Deposit and any other deposits results from its reasonable endeavor to estimate the added administrative costs incurred and the amount of damage sustained by Congress as a result of Borrower's decision to decline to accept the financing. If the Credit Facility is funded, the Deposit and any other deposits will be returned to Borrower after deducting all reasonable expenses incurred by Congress. Congress shall not be obligated to segregate such Deposit from its other funds and Borrower is not entitled to receive interest on any portion of such Deposit. Borrower hereby agrees to pay to Congress the full amount of its reasonable expenses incurred in connection with the transaction contemplated hereby, irrespective of the amount of the Deposit and whether the subject transaction actually is consummated. Congress reserves the right to request additional deposits in its reasonable determination.

11. Complete Agreement; No Oral Modifications: The Commitment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior proposals, negotiations, or agreements whether written or oral, relating to the subject matter hereof including any letter of intent. This letter may not be modified, amended, supplemented, or otherwise changed, except by a document in writing signed by the parties thereto.

12. GOVERNING LAW; JURY WAIVER. THIS LETTER SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF ILLINOIS AND THE VALIDITY OF THIS LETTER AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO RELATING TO CLAIMS OR CAUSES OF ACTION ARISING IN CONNECTION HEREWITH SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. BORROWER AND CONGRESS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR RESPECT TO THIS LETTER, OR IN ANY WAY RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 10



          RESPECT TO THIS LETTER, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW OR HEREAFTER ARISING, IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BORROWER AND CONGRESS HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BY DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO WAIVE ITS RIGHT TO TRIAL BY JURY.

13. Closing Date: If the transactions contemplated by this letter are not consummated on or before May 31, 2002 then the Commitment set forth herein shall expire, without further notice or act of any kind by Congress or any other party.

14. Indemnification: Borrower shall pay, indemnify, defend, and hold Congress, and each of its officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other reasonable costs and expenses incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, or performance, of this letter or the transactions contemplated herein, and with respect to any investigation, litigation, or proceedings related to this letter (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto, unless and to the extent such claims, demands, suits, actions, investigations, proceedings, damages, fees, disbursements, costs or expenses are incurred as a result of the gross negligence, intentional fraud or willful misconduct of an Indemnified Person. The provision shall survive the termination of this letter.

15. Syndication: Borrower agrees to assist Congress, upon request by Congress, in forming a syndicate of lenders and to provide Congress and the proposed lending group, promptly upon request, with all information deemed necessary by them to complete successfully the syndication of the Commitment. Borrower acknowledges that the Commitment in this letter has been based upon the financial information delivered to Congress through the date hereof and that Congress may copy, utilize and distribute any and all such information provided by Borrower or its

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 11



          affiliates or consultants in connection with their efforts to syndicate the credit. Borrower also agrees that it will provide appropriate senior officers to attend and participate in any informational meetings or other diligence sessions with potential syndicate members and participants which Congress may determine to hold in connection therewith.

16. Accuracy of Information: Borrower represents and warrants that (a) all information which has been or is hereafter made available to Congress or any other prospective lender by Borrower, its affiliates or any of their respective representatives in connection with the proposed Credit Facility is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) all financial projections that have been or are hereafter prepared by Borrower, its affiliates or any of their respective representatives and made available to Congress or any other prospective lender have been or will be prepared in good faith based upon reasonable assumptions which have been adequately disclosed as part of such projections. Borrower agrees to supplement the information and projections referred to in clauses (a) and (b) above from time to time until the Closing Date so that the representation and warranty in the preceding sentence remains correct and, in the event any such information and projections materially and adversely vary from those delivered through the date hereof, Congress shall have no further obligation to proceed with the financing contemplated hereby. Borrower understands that in arranging and syndicating the Credit Facility, Congress may be using and relying on such information and projections without independent verification thereof and Borrower agrees that if it discovers that any of the information at any time provided to Congress is incomplete, inaccurate or misleading in any material manner, Borrower will immediately notify Congress of that fact and provide corrected information.

Frank's Nursery & Crafts, Inc.
February 8, 2002
Page 12




                  If you wish to proceed on the basis outlined above, please execute this letter in the space provided below and return it to the undersigned no later than 5:00 p.m., Chicago time, on or before February 8, 2002.

                                    Very truly yours,

                                    CONGRESS FINANCIAL CORPORATION
                                    (CENTRAL)


                                    By  /s/ Richard Dickard
                                      -------------------------
                                    Its Senior Vice President
                                      -------------------------


Acknowledged this 8th date of February, 2002



FRANK'S NURSERY & CRAFTS, INC.


By  /s/ Larry T. Lakin
  --------------------------

Its  Chief Financial Officer
  --------------------------

                                    ANNEX A


                  "Adjusted Eurodollar Rate" means, with respect to each interest period for any eurodollar rate loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one percent (1%) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of First Union National Bank used to fund a eurodollar rate loan or any eurodollar rate loan made with the proceeds of such deposit, whether or not First Union National Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "Collateral" means all property and interest in property of Borrower, whether personality or realty, whether now or hereafter acquired, including, without limitation, all accounts, inventory, general intangibles, equipment, documents, instruments, chattel paper, fixtures and real property.

                  "Cost" means the lower of (a) cost computed on a first-in-first out basis in accordance with GAAP or (b) market value, as determined by Agent in good faith, with respect to the inventory of Borrower.

                  "Eurodollar Rate" means with respect to the interest period for a eurodollar rate loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one percent (1%)) at which First Union National Bank is offered deposits of United States dollars in the London interbank market (or other eurodollar rate market selected by Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such interest period in amounts substantially equal to the principal amount of the eurodollar rate loans requested by and available to Borrower, with a maturity of comparable duration to the interest period selected by Borrower.

                  "Excess Availability" means, as to Borrower, the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (j) the Borrowing Base of Borrower and (ii) the Maximum Credit minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of Borrower plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrower in good faith), plus (iii) without duplication, the amount of checks issued by Borrower to pay trade payables and other obligations which are more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrower in good faith), but not yet sent.

         "Letter of Credit Reserve" means a reserve equal to (i) 100% of the aggregate outstanding face amount of any standby letters of credit and documentary letters of credit for which negotiable documents of title are not consigned to the issuing bank, plus (ii) the sum of one hundred percent (100%) minus the advance rate then in effect with respect to inventory (based on the cost of such inventory) of the aggregate amount of documentary letters of credit for which negotiable documents of title are consigned to the issuing bank, plus duty, freight and Cost of transport in connection with the inventory purchased with such documentary letters of credit.

         "Net Recovery Rate (Cost)" means the percentage of the Cost of eligible inventory of Borrower that an appraiser acceptable to Agent, and engaged by Agent, projects will be recovered, net of liquidation expenses and fees, in a "going out of business" sale, pursuant to the most recent appraisal acceptable to Agent prepared by such appraiser.

         "Specified Collateral" means all Collateral other than (i) equipment that is subject to a lien prior to that of Congress under the Plan of Reorganization and (ii) any real property and fixtures of Borrower except for the real property listed on Annex B.

                                     ANNEX B



Store #181      3530 Mona Kai Drive., Norton Shores, MI
Store #178      2685 Tittabawasee Road, Saginaw, MI
Store #58       3333 Refugee Road, Columbus, OH
Store #199      1238 Upper Valley Pike, Springfield, OH
Store #214      3526 Towne Blvd., Middletown, OH
Store #645      447 Winthrop St., Taunton, MA
Store #117      6401 W. Waters Ave., Tampa, FL
Store #110      4315 E. Bay Drive, Clearwater, FL

                                 SCHEDULE 6.02


                       EXECUTORY CONTRACTS AND UNEXPIRED
                            LEASES ASSUMED UNDER THE
                         PLAN AND RELATED CURE AMOUNTS

                                     ASSUMED
                            REAL ESTATE/CURE AMOUNTS

      LOC.                    LOCATION                                    CURE AMOUNT        RESOLVED CURE
         3   23090 Coolidge - Oak Park, MI                                    10,146.40          13,378.75
         6   14601 Eureka Rd. - Southgate, MI                                  5,383.84
         8   27650 Schoolcraft - Livonia, MI                                   4,583.33
         8   27650 Schoolcraft - Livonia, MI                                   6,878.85
        10   30110 Harper - St. Clair Shores, MI                               2,457.75
        12   27650 Van Dyke - Warren, MI                                       8,224.82
@       14   44 BATCHEWANA - CLAWSON, MI                                      25,928.17
        16   31590 Grand River - Farmington, MI                               10,000.00
        17   3590 Washtenaw - Ann Arbor, MI                                    9,199.77
        19   4202 S. Dort Hwy - Flint, MI                                     10,279.27
        21   5919 Highland Rd - Waterford, MI                                 14,215.69
(*)     25   2450 28th St., Grand Rapids, MI                                       0.00
        31   5135 Monroe St. - Toledo, OH                                     11,471.25
        34   1941 Grand River, Okemos, MI 48864                                8,876.65
        35   5474 W. Main - Kalamazoo, MI                                      2,839.27
        36   2520 S. Reynolds - Toledo, OH                                    37,395.44
        37   250 Rand RD - Arlington Heights, IL                             146,851.21
        38   817 W. Golf - Schaumburg, IL                                      3,375.00          84,692.24
@       39   6715 DEMPSTER - MORTON GROVE, IL                                154,501.67         225,952.56
        42   5620 Winnetka - New Hope, MN                                     10,103.40
        44   5016 County Rd - Minnetonka, MN                                  61,967.69
        46   Kenwood Rd - Cincinnati, OH                                       4,331.20
        47   10870 Hamilton Ave. - Cincinnati, OH                             27,133.57
        50   497 Lake Cook Rd - Deerfield, IL                                132,474.96
        51   700 E. Roosevelt Rd - Lombard, IL                                16,489.97
        52   1785 River Oaks Road - Calumet City, IL                           3,101.93
        53   4260 W. 211th St. - Matteson, IL                                 34,950.76
        55   W. Harrison - Chevriot, OH                                        5,758.93
        56   25101 Allen Rd - Woodhaven, MI                                    7,191.60
        57   155 N. Maple - Ann Arbor, MI                                      8,101.28
        59   4261 W. Dublin Granville - Dublin, OH                            52,335.03
        62   6302 E. 82nd St - Castleton, IN                                  30,126.27
        63   8802 US 31 S. - Indianapolis, IN                                  1,209.58          55,563.71
        63   8802 US 31 S. - Indianapolis, IN                                 18,853.15
(**)    63   8802 US 31 S. - Indianapolis, IN                                      0.00
        66   1970 S. Robert - West St. Paul, MN                                3,061.41
        67   7520 W. 159th St - Orland Park, IL                                3,080.27
        68   2501 W. 75th St. - Woodridge, IL                                 18,208.22
        71   4231 Ebenezer Rd. - Baltimore, MD                                 3,310.29
        72   6503 Baltimore N. Pike - Baltimore, MD                            3,958.33          49,444.02
        73   7928 Eastern Blvd. - Baltimore, MD                                1,473.17
        74   2325 18 Mile Rd - Sterling Heights, MI                            7,166.24
        75   9701 E. Washington - Indianapolis, IN                            47,248.71
        76   4500 Roosevelt Rd - Hillside, IL                                 87,928.06

    s:miller\disposition project\assumed real estate-cure amounts 050302 (*)Debtor as Lessor
    (**)Debtor as Sublessor
    @Additional assumed lease

                                    ASSUMED
                           REAL ESTATE/CURE AMOUNTS

      LOC.                    LOCATION                                    CURE AMOUNT        RESOLVED CURE
        78   330 W. Ridge Rd. - Griffith, IN                                   6,128.51
        79   7222 Rockville Rd. - Indianapolis, IN                             5,524.55
        82   522 Ritchie Hwy - Severna Park, MD                               14,358.83
(**)    82   522 Ritchie Hwy - Severna Park, MD                                    0.00
        85   325 Mall Dr., Portage, MI 49002                                   7,286.00
        88   720 N. Green Bay Rd., Waukegan, IL 60087                            413.46
        91   3271 S. Blvd. E. - Auburn Hills, MI                               4,806.46
        95   31 Airport Square - North Wales, PA                               5,523.40
        96   160 S. State St. - Springfield, PA                                3,900.49
        97   Countryside Plaza - Countryside, IL                              27,138.92
(*)     98   1950 State St., St. Charles, IL                                       0.00
       101   1729 Deptford Center Rd., Deptford, NJ 08096                     (7,310.19)
(*)    101   1729 Deptford Center Rd., Deptford, NJ 08096                          0.00
(*)    102   10901 Bustelton, Philadelphia, PA                                     0.00
(*)    102   10901 Bustelton, Philadelphia, PA                                     0.00
(*)    104   10550 Reisertown Rd. Owings Mills, MD                                 0.00
(*)    105   190 W. Lincoln Hwy., Exton, PA                                        0.00
@      108   7401 W. 24TH ST - NORTH RIVERSIDE, IL                           130,474.18          149,168.65
       125   2308 Belair Rd - Fallston, MD                                     9,276.11
       127   2730 Dekalb Pike - Norristown, PA                                 1,910.19            9,255.65
       129   1524 E. Joppa Rd. - Towson, MD                                   11,029.22
(**)   129   1524 E. Joppa Rd. - Towson, MD                                        0.00
(**)   129   1524 E. Joppa Rd. - Towson, MD                                        0.00
       130   8124 Jumpers Junction - Pasadena, MD                              3,080.27
       130   8124 Jumpers Junction - Pasadena, MD                                547.66
(**)   130   8124 Jumpers Junction - Pasadena, MD                                  0.00
       131   201 Bowie Rd. - Laurel, MD                                        4,802.41
       133   Lee Hwy - Fairfax, VA                                            26,886.29
       134   15031 Manchester Rd., Ballwin, MO 63011                         (61,755.42)
       138   1135 S Kirkwood Blvd. - Kirkwood, MN                             28,617.56
       140   195 S. Rand Rd., Lake Zurich, IL 70047                              180.47
       152   89 W. Central Ave. - Edgewater, MD                                    0.00
       165   7235 N. Keystone Ave. - Indianapolis, IN                          6,528.44
       173   4383 Winston Ave. - Covington, KY                                49,539.86
       174   14308 Burnhave Dr. - Burnsville, MN                              15,409.44
       175   1845 E. Country Rd - Maplewood, MN                               21,618.74
       177   1487 West Street Rd - Warminster, PA                              4,497.64
       180   110 Commerce Lane - Fairview Heights, IL                         19,588.32
       183   8901 Page - Overland Park, MO                                    38,037.89
       187   Jefferson Davis Hwy - Fredricksburg, VA                          11,356.05
       192   West Union Blvd. - Bethlehem, PA                                 (7,801.98)
       201   1920 Dempster St. - Evanston, Il                                104,895.85
       203   Easton Rd. - Wyncote, PA                                          4,714.35
       207   710 Chicago Drive - Holland, MI                                   3,024.42

    s:miller\disposition project\assumed real estate-cure amounts 050302 (*)Debtor as Lessor
    (**)Debtor as Sublessor
    @Additional assumed lease

                                     ASSUMED
                            REAL ESTATE/CURE AMOUNTS

      LOC.                    LOCATION                                    CURE AMOUNT        RESOLVED CURE
       213  4902 Cortez Rd., Bradenton, FL 34210                              5,486.68
       215  2108 MacArthur - Whitehall, PA                                   17,373.24
       216  RT. 130 S. - Delran, NJ                                           4,692.47
       217  6560A W. Fullerton Ave. - Chicago, IL                            61,197.80          129,769.49
       221  328 W. Army Trail Rd. - Bloomingdale, Il                         48,019.17
       230  5210 Baltimore Pike - Clifton Heights, PA                        25,462.39
       231  757 Huntingdon Pike - Huntingdon Valley, PA                       5,619.64
       232  6351 Roosevelt Blvd. - Philadelphia, PA                           5,498.56
       235  191 Lincoln Hwy - Fairless Hills, PA                              5,378.60
       236  Paoli Pike - West Goshen, PA                                      9,664.52
       237  Welsh Rd. - Horsham, PA                                           5,932.39
@      238  46 STATE HWY 70 - MARLTON, NJ                                    17,802.46
       241  1950 East Stroop Rd - Kettering, OH                              22,936.91
@      242  7151 DIXIE HWY - CLARKSTON, MI                                   17,008.52
       243  36624  5 Mile - Livonia, MI                                      14,788.95
@      246  63 RICE LAKE SQ. - WHEATON, IL                                   25,469.39
       248  1738 Boston Post Road - Milford, CT                               9,263.46
       248  1738 Boston Post Road - Milford, CT                               6,834.56
       249  641 Connecticut Ave. - Norwalk, CT                               50,377.94
       251  5057 Westfields Blvd. - Centreville, VA                          39,695.61
       254  3660 S. Tuttle Ave. - Sarasota, FL                               29,536.00
       260  7300 Haggerty Rd. - W. Bloomfield, MI                            19,327.34
       261  14641 US 31 N. - Carmel, IN                                      10,620.52
       262  7350 153rd St. W - Apple Valley, MN                              11,215.50
       264  40 Tunxis Ave. - Bloomfield, CT                                   5,667.77
       268  246 Main Street - Monroe, CT                                     13,813.30
       289  1475 Queens Drive - Woodbury, MN                                 22,720.05
       290  4585 Sunrise Hwy - Bohemia, NY                                   47,909.47
       291  1770 Middle Country Rd - Centereach, NY                          27,759.56
       291  1770 Middle Country Rd - Centereach, NY                               0.00
       303  Rt. 130 - East Windsor, NJ                                        8,365.51
@      304  554 NY AVE. - LYNDHURST, NJ                                      26,571.23
       602  Central Park Ave. - Yonkers, NY                                  21,311.89
       608  Westminster Rd - West Hempstead, NY                               1,654.02
       608  Westminster Rd - West Hempstead, NY                               2,517.86
       610  715 Dobbs Ferry Rd - White Plains, NY                            26,491.03
       611  3767 Hempstead Turnpike - Levittown, NY                          62,888.01
       611  3767 Hempstead Turnpike - Levittown, NY                               0.00
       611  3767 Hempstead Turnpike - Levittown, NY                               0.00
       612  714 Smithtown Bypass - Smithtown, NY                              2,428.23
       612  714 Smithtown Bypass - Smithtown, NY                             31,209.44
       615  167 E. Sunrise Hwy - Patchogue, NY                                6,168.96
       616  894 Sunrise Hwy - Bay Shore, NY                                  16,587.13
       616  894 Sunrise Hwy - Bay Shore, NY                                       0.00

    s:miller\disposition project\assumed real estate-cure amounts 050302 (*)Debtor as Lessor
    (**)Debtor as Sublessor
    @Additional assumed lease

                                     ASSUMED
                            REAL ESTATE/CURE AMOUNTS

      LOC.                    LOCATION                                    CURE AMOUNT            RESOLVED CURE
       617   Rocky Point Plaza - Rocky Point, NY                                9,159.02
       620   705 Montauk Hwy - Copiague, NY                                    11,044.84
       621   1797 Dutch Broadway - Elmont, NY                                   2,571.40
       621   1797 Dutch Broadway - Elmont, NY                                       0.00
       641   3105 E. Main St. (Route 6) - Mohegan Lake, NY                      2,782.43
       647   Rt 130 - Trenton, NJ                                               2,185.28
       991   3400 Industrial Rd., Harrisburg, PA 17110                              0.00
@      997   8055 STATE RTE. 9, HOWE, IN 46746                                  7,367.72
      1193   580 S. Kirts Blvd., Ste. 300, Troy, MI 48084                      35,932.84
      4478   1454 Elmhurst Rd., Elk Grove Village, IL 60007                         0.00
      9156   Alexandria, VA                                                     4,794.29
(**)  9156   Alexandria, VA                                                         0.00

          TOTAL ASSUMED CURE AMOUNT                                          2,425,504.69       717,225.07

                                                                             2,757,103.46


    s:miller\disposition project\assumed real estate-cure amounts 050302 (*)Debtor as Lessor
    (**)Debtor as Sublessor
    @Additional assumed lease

                             CONTRACTS TO BE ASSUMED

                PARTY                                 CONTRACT                                           CURE

Atlas Auto Leasing                          Fleet Vehicle Leases                                                0.00
39935 Grand River                           (11 vehicles)
Novi, MI 48375

Atlas Auto Leasing                          Forklift Leases                                                     0.00
39935 Grand River                           (17 store forklifts)
Novi, MI 48375

Atlas Auto Leasing                          Electric Equipment & Batteries Leases                               0.00
39935 Grand River                           (14 D.C. forklifts, 19 batteries, 1 sweeper, 1 scrubber)
Novi, MI 48375

NMHG/Yale Financial                         Forklift Leases                                                     0.00
PO Box 747016                               (3 store forklifts)
Pittsburgh, PA 15274-7016

All Vend Management Corp.                   Vending Machines                                                    0.00
2121 W. Airport Fwy., Ste. 380
Irving, TX 75062

Grinnell Fire Protection                    Fire Sprinkler Protection                                      61,215.81
107800 Northwest Fwy., #400
Houston, TX 32428

Computerized Waste System                   Trash Removal/Recycling                                        73,860.80
PO Box 32428
Louisville, KY 40232

IBM Credit Corp.                            P.O.S. Cash Register Lease                                    399,890.37
91222 Collection Ctr. Dr.
Chicago, IL 60693-1222

Alpha National Technology Services          Printer Maintenance                                                 0.00
2501 E. Loop, 820 N                         (stores)
Fort Worth, TX 76118

Facsimile Systems, Inc.                     Fax Machine Maintenance                                         8,271.84
27280 Haggerty Rd., Ste. C-6
Farmington Hills, MI 48331

Deposit Payment Protection Services, Inc.   Check Processing                                                1,356.99
400 W. Deluxe Pkwy., PO Box 12536
Milwaukee, WI 53212-0536

AJB Software Design                         Check/Charge Computer Software                                      0.00
185 The West Mall, Ste. 1020
Toronto, Ontario, Canada M9C 5L5

Front Range HEAT Division                   Computer Software                                                   0.00
Dept. #1027                                 (Help Desk)
Denver, CO 80263

S2 Systems, Inc.                            Charge Card Computer Software                                       0.00
15301 Dallas Parkway, Ste. 600
Dallas, TX 75248-4683

Stratus Computer                            Charge Card Computer Software                                       0.00

                PARTY                                 CONTRACT                                           CURE

2 Westbrook Corp. Ctr., Ste. 320
Westchester, IL 60154

CRS Retail Systems                          POS Software Maintenance                                           98,751.81
15 Governor Dr.
Newburgh, NY 12650

JDA Software Systems, Inc.                  JDA Merchandise Management System Software                          4,071.36
14000 N. 87th St.
Scottsdale, AZ 85260-3649

JDA Software Systems, Inc.                  JDA Retail Ideas Software                                          21,887.50
14000 N. 87th St.
Scottsdale, AZ 85260-3649

Peregrine Systems                           EDI Software                                                            0.00
1277 Lenox Park Blvd.
Atlanta, GA 30319-5396

S2 Software                                 On2 Credit Card S2                                                      0.00
PO Box 910291
Dallas, TX 75391-0291

IBM Credit Corp.                            Computer Lease                                                     39,593.76
2707 Butterfield Rd.                        (AS/400)
Oak Brook, IL 60523

CIT/GE                                      Computer Lease                                                          0.00
CIT Systems Leasing Dept. 56901             (AS/400)
PO Box 67000
Detroit, MI 48267

Pro Data                                    Software Maintenance                                                    0.00
2809 S. 160th St., Ste. 401                 (Database Utility)
Omaha, NB 68130

Help/Systems, Inc.                          Robot Maintenance Software                                              0.00
210 Baker Technology Plaza                  (AS/400)
6101 Baker Rd.
Minnetonka, MN 55345

Penta Safe                                  System Security Software Maintenance                                    0.00
Penta Safe Security Technologies
802 Lovett Blvd.
Houston, TX 77006

SoftLanding Systems, Inc.                   Data Base Reorg. Software Maintenance                                   0.00
84 Elm St.
Peterborough, NH 03458

RedTitan, LLC                               RedTitan Software Maintenance                                           0.00
258 Whetstone Rd.
Harwinton, CT 06791

Hawkeye Information Systems, Inc.           Pathfinder Services Software Support                                    0.00
PO Box 2167
Fort Collins, CO 80522

SunGuard Recovery Services, Inc.            Disaster Recovery Planning & Services                              18,105.00
PO Box 91233

                PARTY                                 CONTRACT                                           CURE


Chicago, IL 60693

ARCUS Data Security, Inc.                   Offsite Magnetic Media Storage                                          0.00
30555 Northwestern Hwy.
Farmington Hills, MI 48334

GS Leasing                                  Personal Computers                                                 34,404.36
3290 W. Big Beaver, Ste. 200
Troy, MI 48084

Qwest Communications                        Telecommunications Services Contract                               10,130.91
1801 California St., Ste. 3800
Denver, CO 80202

Sprint                                      Telecommunications Services-Store Dial Backup                      11,470.26
2330 Shawnee Mission Parkway
Westwood, KS 66205

Siemens Credit Corp.                        Troy-South PBX and Components                                           0.00
991 US Highway 22
Bridgewater, NJ 08807

Siemens                                     PBX Maintenance Contract-North & South                             14,572.83
1 Town Square, Ste. 300
Southfield, MI 48076

Ameritech                                   Custom Service Agreement-Fiber Optic OC3 Link                           0.00
225 W. Randolph, Floor 25
Chicago, IL 60606

Michigan Internet Communications Assn.      Internet T1 Port                                                    3,510.00
21711 W. 10 Mile Rd., Ste. 205
Southfield, MI 48075

GENERAL ELECTRIC CAPITAL CORP.              EQUIPMENT (COPIERS AND FAX MACHINES)                               10,847.06
                                            (#3256877-015, 3256877-06,
                                            3256877-21, 3256877-22,
                                            3256877-23, 3256877-024
                                            3256877-25, 3256877-026)
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
                PARTY                                 CONTRACT                                           CURE

AT&T Local                                  TCG                                                                   318.00
PO Box 10226                                (Internet communications line)
Newark, NJ 07193

Xerox                                       Service Contract-Printers for D.C.s                                25,075.38
800 Long Ridge Rd.
Stamford, CT 06904

Metro-Data                                  Service Contracts for Printers & Terminals
701 Minnesota Dr.                             Howe & Harrisburg                                                       0.00
Troy, MI 48083

Perle Systems, Ltd.                         Service Contract for Terminal Controllers
60 Renfrew Dr.                                Howe & Harrisburg                                                       0.00
Markham, Ontario L3R 0E1

Security Private Network                    DSL                                                                     0.00
1700 E. Garry Ave., Ste. 203                (Circuit to POS Lab)
Santa Ana, CA 92705

SSPA Association                            Real Estate Purchase Agreement                                          0.00
3875 Bay Rd., Ste. 3
Saginaw, MI 48607

Eagle Properties One                        Road Widening Curb cut Construction                                     0.00
4024 N. Deep Lake
Antioch, IL 60002

Pitney Bowes, Inc.                          Fax Machines                                                            0.00
One Elmcroft Rd.                            (3)
Stamford, CT 06926-0700

Sterling Logistics                          EDI Network                                                             0.00
4600 Lakehurst Ct.
PO Box 8000
Dublin, OH 43016-2000

Soft Landing Systems                        Computer Software                                                       0.00
84 Elm St.
Peterborough, NH 03458

Benick                                      Private Label                                                           0.00
2377 Main St.                               (Potting soil)
Glastonbury, CT 06033

Bonide                                      Private Label                                                           0.00
6301 Sutliff Rd.                            (Chemicals)
Oriskany, NY 13424

Ames True Temper                            Private Label                                                           0.00
465 Railroad Ave.                           (Long hand tools)
Camp Hill, PA 17011
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
                PARTY                                 CONTRACT                                           CURE


Bond Manufacturing Co.                      Private Label                                                           0.00
1666 Willow Pass Rd.                        (Pruning Tools)
Bay Point, CA 94565

Flexon Industries                           Private Label                                                           0.00
One Flexon Plaza                            (Hoses)
Newark, NJ 07114

Midwest Quality Gloves                      Private Label                                                           0.00
PO Box 260                                  (Gloves)
Chillicothe, MO 64601

Ceridian Corporation                        Payroll Services                                                        0.00
26100 Northwestern Hwy., Ste. 1100
Southfield, MI 48076

American Express Co.                        Credit Card Services                                                    0.00
World Financial Center
New York, NY 10285

Discover Financial Services, Inc.           Credit Card Services                                                    0.00
f/k/a/ NOVUS Services, Inc.
2500 Lake Cook Rd.
Riverwoods, IL 60015
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